UNITED STATES
SECURITIES AND EXCH
ANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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JELD-WEN
HOLDING, INC.
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March 16, 2023

DEAR FELLOW STOCKHOLDERS,

Thank you for your investment in JELD-WEN Holding, Inc. The JELD-WEN Board of Directors is focused on supporting management’s actions to drive change and ensure that JELD-WEN reaches its full potential. The Board also initiated several actions in 2022 to improve the financial performance of the business and deliver increased value for stockholders.

This past year we took steps to simplify and streamline the Company including initiating the strategic review of our Australasia business to maximize value for both JELD-WEN and the business.

Part of the Board’s responsibility is to build upon JELD-WEN’s strong core of senior leaders by continuing to strengthen the management team. To that end, we made several leadership appointments in 2022, including a new CFO and regional business leaders. Following a comprehensive search process, the year culminated with the announcement of CEO Bill Christensen, who most recently served as Executive Vice President and President, Europe.

We continue to strengthen governance practices and add fresh perspectives to the Board. In September, Catherine Halligan was appointed as a director, the fourth woman to join our nine-person JELD-WEN Board. Ms. Halligan’s diverse skillset and experience are a great asset, particularly in digital transformation, marketing and e-commerce.

As we move forward, the Board is fully committed to maximizing the full potential of JELD-WEN for all stakeholders. As a recognized leader in the global building products industry, JELD-WEN’s brands, manufacturing capability and broad customer partnerships position the Company for long-term success.

Sincerely,

David G. Nord Chair, Board of Directors

JELD-WEN PROXY STATEMENT 2023

March 16, 2023

DEAR FELLOW STOCKHOLDERS,

This is an important time in the Company’s history, and I am honored to be JELD-WEN’s leader since being named CEO in December 2022.

The past year was filled with macroeconomic challenges in addition to unforeseen geopolitical headwinds which impacted our expected revenue and profitability. Through it all, I am proud of our more than 20,000 global associates who stayed focused on delivering for our customers.

The actions the Board and management team began last year to streamline and simplify the business will continue in 2023. We are taking a two-pronged approach to manage through a continued challenging operating environment while positioning the Company for long-term success.

First, we are committed to strengthening the foundation of our business to improve our cost structure and expand margins through operational efficiency initiatives, optimizing our product mix, rationalizing our global footprint and strategically sourcing our raw materials.

Second, we have an eye on the long-term by investing in our people, focusing on delivering improved performance and developing a strategy that will generate improved stockholder return. To that end, we have initiated transformation workstreams to deliver more profitable growth through investments optimizing our cost base and production network.

We continue to upskill our workforce, and in 2022, our associates completed more than 35,000 hours of training through our global online learning platform.

Furthermore, we continue to advance our efforts to build a more sustainable future for our employees, communities and the planet. In 2022, we published our first long-term sustainability goals aimed at significantly reducing our operational environmental impact and increasing our energy-efficient product portfolio to help customers reduce their own environmental footprint by 2050.

The management team and the Board are working together to deliver improved financial performance and profitable growth for JELD-WEN in 2023 and beyond. We look forward to capitalizing on the significant opportunity we have in front of us to create more value for employees, customers, partners and investors. Thank you for your continued investment in JELD-WEN.

Sincerely,

William J. Christensen Chief Executive Officer

JELD-WEN PROXY STATEMENT 2023

JELD-WEN HOLDING, INC.

Notice of 2023 Annual Meeting of Stockholders

Date: May 3, 2023	Time: 8:00 a.m. EDT

Location:

www.virtualshareholdermeeting.com/JELD2023

To increase accessibility, our Board of Directors has determined that the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At the virtual Annual Meeting, stockholders will be able to attend, vote and submit questions from any location via the Internet.

Record Date	March 6, 2023. Only stockholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Items of Business

•   Elect nine directors to our Board of Directors

•   Approve an advisory resolution on the compensation of our named executive officers

•   Ratify PricewaterhouseCoopers LLP as our independent auditor for 2023

•   Transact any other business as may properly come before the Annual Meeting

Proxy Materials	Attached to this meeting notice is our Proxy Statement, which includes further information about the Annual Meeting and the items of business. Your vote is very important—you may vote on the Internet, by telephone or by completing and mailing a proxy card as explained in the attached Proxy Statement.

Admission to the Meeting	To attend our virtual Annual Meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form.

Proxy Voting	Even if you plan to virtually attend the Annual Meeting, we encourage you to vote your shares by proxy prior to the meeting by Internet, telephone or mail. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described in the “Information about the Annual Meeting and Voting” section in the attached Proxy Statement.

Access to Proxy Materials	Our Proxy Statement and Annual Report are available online at investors.jeld-wen.com.* We will mail to certain stockholders a notice of Internet availability of proxy materials, which contains instructions on how to access these materials and vote online. We expect to mail this notice and our proxy materials on or about March 16, 2023.

By Order of the Board of Directors,

James S. Hayes, Corporate Secretary

March 16, 2023

* Web links throughout the materials are provided for convenience only. Information from the Company’s website is not incorporated by reference.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, 2023 Proxy Statement, Proxy Card and 2022 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com.

JELD-WEN PROXY STATEMENT 2023

2023 PROXY STATEMENT SUMMARY

This summary highlights information about JELD-WEN Holding, Inc. and the upcoming 2023 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting. Unless the context otherwise requires, all references in this Proxy Statement to “JELD-WEN,” “Company,” “we,” “us” and “our” refer to JELD-WEN Holding, Inc. and its subsidiaries.

Our mailing address and principal executive office is 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. Our website is located at investors.jeld-wen.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

How to Vote Your Shares

If you were a stockholder of record as of March 6, 2023, you may cast your vote as outlined below. If you hold your shares in “street name,” you should follow the instructions provided by your bank or broker.

Internet (in advance of the Annual Meeting) Visit www.proxyvote.com and follow the instructions on your proxy card.	Phone Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 16-digit control number provided on your proxy card or voting instruction form.	Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	Internet (at the Annual Meeting) See “Questions and Answers About the Annual Meeting—How can I virtually attend the Annual Meeting?” on page 65 for details on how to access the Annual Meeting.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive proxy materials electronically will remain in effect until canceled.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, except as required by law.

i / JELD-WEN PROXY STATEMENT 2023

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board of Directors (the “Board”) is committed to maintaining the highest standards of integrity and ethics and to the continuous improvement of our corporate governance principles and practices. The following are some highlights of our governance practices.

BOARD GOVERNANCE AND INDEPENDENCE
Director Resignation Policy for directors elected by less than a majority	Mandatory Retirement age and term limits for non-employee directors

Governance Policies on clawback, anti-hedging and anti-pledging	Annual Self-Evaluations of Board and committees

Independent Chair with clear duties and responsibilities	Executive Sessions of independent directors at all Board and committee meetings

Majority Independent Directors and fully independent board committees	Stock Ownership Requirements for directors and executives

STOCKHOLDER RIGHTS
Annual Elections of all directors	No Super Majority voting requirements

Stockholder Right to call meetings	Stockholder Right to act by written consent

BOARD NOMINEES

ii / JELD-WEN PROXY STATEMENT 2023

BOARD SKILLS AND EXPERIENCE

CEOs and CFOs

Public Company Board Experience

Financial Experience

Business Development / M&A

Building Products Industry Experience

Marketing / E-commerce

ESG

Human Capital Management / DE&I

IT / Cybersecurity

Global Experience

Regulatory / Government Relations

ESG GOVERNANCE HIGHLIGHTS

Our 2022 ESG report confirmed our commitment to building integrated sustainability reporting systems and developing standardized processes to consistently measure our ESG progress across our global footprint. In 2022, we published our first long-term sustainability goals aimed at significantly reducing our operational environmental impact and increasing our energy-efficient product portfolio to help customers reduce their own footprint by 2050. We continue to pursue high standards for transparency and reporting, grounded in validated and robust external sources.

PUBLISHED 2022 ESG REPORT

RECOGNIZED FOR
BOARDROOM DIVERSITY

The Company has been honored by the 50/50 Women on Boards for raising the bar for gender diverse boards. The Company’s Board of Directors includes four women directors, or 44% representation, exceeding the national average.

RECOGNIZED FOR COMMITMENT TO STAKEHOLDERS JELD-WEN was recognized by Newsweek as one of America’s Most Trustworthy Companies for our commitment to our customers, associates and investors.

iii / JELD-WEN PROXY STATEMENT 2023

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal 1: Elect nine directors to our board of directors

We are asking our stockholders to elect the nine director nominees listed below.

DIRECTOR NOMINEE	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	COMMITTEES

William J. Christensen Chief Executive Officer	50	2022			None

Catherine A. Halligan Former SVP of Sales and Marketing at PowerReviews	59	2022			Audit Committee Compensation Committee

Tracey I. Joubert Chief Financial Officer of Molson Coors Brewing Company	56	2021			Audit Committee (Chair) Compensation Committee

Cynthia G. Marshall Chief Executive Officer of the Dallas Mavericks	63	2021			Compensation Committee Governance & Nominating Committee

David G. Nord, Chair Former Executive Chairman of Hubbell Incorporated	65	2021			None

Suzanne L. Stefany Partner in the Strategic Advisory Group at PJT Partners	59	2017			Audit Committee Governance & Nominating Committee (Chair)

Bruce M. Taten Attorney	67	2014			Compensation Committee (Chair) Governance & Nominating Committee

Roderick C. Wendt Vice Chair and Former Chair and Chief Executive Officer of the Company	68	1985			None

Steven E. Wynne Executive Vice President of Health Services Group	70	2012			Audit Committee Governance & Nominating Committee

The Board recommends that you vote FOR each director nominee.

iv / JELD-WEN PROXY STATEMENT 2023

Proposal 2: Advisory vote to approve the compensation of our named executive officers

We are asking our stockholders to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in the “Compensation of Executive Officers” section of this Proxy Statement beginning on page 28.

EXECUTIVE COMPENSATION PRACTICES

During 2022, our Compensation Committee reviewed our compensation programs and practices to ensure alignment with our compensation philosophy.

OUR COMPENSATION PRACTICES INCLUDE:	OUR COMPENSATION PRACTICES DO NOT INCLUDE:

•  Base Salary and an Annual Management Incentive Plan

•  Long-Term Equity Incentives

•  Clawback Policy

•  Stock Ownership Requirements

•  Double-Trigger Vesting Upon a Change in Control

•  Tally Sheets and Risk Analysis

• Hedging or Pledging Stock • Options Repricing • Excessive Perquisites for Executives • Tax Gross-Ups Including Excise Taxes in Connection with a Change in Control

2022 EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is premised on a pay-for-performance philosophy and places a significant percentage of NEO compensation at risk. In 2022, we compensated our NEOs as follows:

Base Salary	A fixed, competitive component of compensation based on duties and responsibilities.	Page 31

Annual Management Incentive Plan	Designed to motivate achievement of short-term performance goals by linking a portion of NEO compensation to the achievement of our operating plan.	Page 32

Long-Term Incentive Plan	Designed to encourage performance that creates a strong pay-for-performance alignment of the Company’s compensation program and long-term stockholder value creation.	Page 36

The Board recommends that you vote FOR our “say-on-pay” proposal.

Proposal 3: Ratify the selection of independent auditor

We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2023. Information on professional services performed and fees billed or to be billed by PwC for fiscal year 2022 are presented beginning on page 58 of this Proxy Statement.

The Board recommends that you vote FOR the ratification of PwC as our independent auditors for 2023.

v / JELD-WEN PROXY STATEMENT 2023

JELD-WEN PROXY STATEMENT 2023

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2023

CORPORATE GOVERNANCE AT JELD-WEN

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We regularly review and consider our corporate governance policies and practices, taking into account the U.S. Securities and Exchange Commission’s (the “SEC”) corporate governance rules and regulations, the corporate governance standards of the New York Stock Exchange (the “NYSE”) and stockholder feedback.

We have adopted the JELD-WEN Holding, Inc. Board Guidelines on Corporate Governance Matters (the “Corporate Governance Guidelines”), which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	The composition, structure and policies of the Board and its committees;
•	Director qualification standards;
•	Expectations and responsibilities of directors;
•	Management succession planning;
•	The evaluation of Board performance;
•	Principles of Board compensation; and
•	Communications with stockholders and independent directors.

Our Corporate Governance Guidelines further require that the Board, acting through the Governance and Nominating Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines require that each committee conduct an annual self-evaluation to assess its compliance with the requirements of its charter and the Corporate Governance Guidelines, as well as ways in which committee processes and effectiveness may be enhanced.

Our Corporate Governance Guidelines are posted in the Governance section of our website at investors.jeld-wen.com. Our Governance and Nominating Committee reviews the Corporate Governance Guidelines at least annually to help ensure that they effectively promote the best interests of both the Company and our stockholders and that they comply with all applicable laws, regulations and the corporate governance standards of the NYSE. In 2022, our Board amended the Corporate Governance Guidelines to reduce the number of public boards our directors can serve on (in addition to the Company) from four to three, which was consistent with actual practice, and to reflect our current leadership structure of separate Chair and CEO roles.

7 / JELD-WEN PROXY STATEMENT 2023

Environmental, Social and Governance (“ESG”) Vision

We believe a great company is one that associates want to work for, customers want to buy from and investors want to invest in. Great companies are also driven by core values. As we strive to be recognized as a great company, we act with integrity, invest in people, inspire through innovation, deliver on our promises and improve every day. At JELD-WEN, it is our responsibility to be environmental stewards and provide sustainable and innovative solutions that benefit our customers, our communities and the planet. We communicate these values to associates worldwide and our values are integral to sustainable company performance and impact. Our ongoing commitment to sustainability is found throughout our Company – from the efficient use of recycled materials to building long-lasting, energy-saving products, from lean manufacturing to operating close to markets to minimize fuel consumption and greenhouse gas emissions.

We intend to deliver on our commitments while providing our associates a safe, diverse and inclusive place to work. In 2022, we published our second ESG report, which included our first long-term sustainability goals. By 2050, we have committed to the following sustainability goals:

Zero manufacturing waste and waste by-products to landfills	100% recycled or harvested materials where available

Net zero direct and indirect green-house gas emissions	100% global sourcing of our wood for manufacturing from sustainable or certified forests

To learn more about our ESG goals and practices, see our 2022 ESG Report available at https://www.jeld-wen.com/en-us/esg-2022.

ESG Governance

Board of Directors The Board of Directors has oversight responsibility for ESG matters and is committed to the Company’s ESG vision, which benefits the Company’s stakeholders.

Governance and Nominating Committee

The Governance and Nominating Committee provides principal oversight of ESG matters at the board level and enables the Board of Directors to take action when required.

Additionally, other Board committees focus on specific components of our ESG initiatives. Our Compensation and Audit Committees are responsible for holding the Company and its executives accountable for its
ESG commitments by tying ESG goals to executive compensation.

Our CEO and other Executives Executive leadership is responsible for implementing the Company’s ESG vision, with business leaders across our global footprint driving the Company’s ESG efforts.

The ESG Team The ESG team is led by the Company’s Vice President of ESG, who manages the Company’s ESG initiatives and reports to our senior executives on the Company’s ESG progress.

The ESG Executive Steering Committee

The ESG Executive Steering Committee supports the Company’s ongoing commitment to ESG matters and ensures alignment with the Company’s business strategy. This Committee is comprised of executive leaders across the Company’s business and functions. The Vice President of ESG chairs the Committee, which meets at least once a quarter.

8 / JELD-WEN PROXY STATEMENT 2023

Stockholder Engagement

We are committed to effective corporate governance that is designed to promote the long-term interests of our stockholders. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including Company performance and strategy, corporate governance and ESG matters. This engagement helps us better understand stockholder priorities, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. Our senior management and investor relations teams maintain regular contact with a broad base of investors through quarterly earnings calls, investor conferences and roundtables, and individual meetings. As appropriate, the Chair of our Board and other directors may participate in investor meetings and calls. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and associates. Our Code of Business Conduct is available in the Governance section of our website at investors.jeld-wen.com. If we amend or waive certain provisions of the Code of Business Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer in a manner that requires disclosure under applicable SEC rules, we intend to disclose those actions on our website.

Board Composition and Refreshment

The Board seeks input from each of its directors at least annually, with respect to the current composition of the Board to reflect changes in the Company’s current and future business strategies. Our Board strives to have a good balance of experienced and new directors to ensure a diversity of viewpoints while also maintaining institutional knowledge at the Board level. In 2022, we added two new directors with extensive leadership experience and service on boards of directors.

Additionally, to promote thoughtful Board refreshment and to maintain a balanced mix of perspectives and experience, the Board has a mandatory retirement policy for non-employee directors as set forth in the Board’s Corporate Governance Guidelines. Non-employee directors elected or appointed to the Board must retire at the annual meeting following their 72nd birthday and may not stand for reelection upon the completion of ten years of service following the later of the Company’s initial public offering (February 1, 2017) or their first appointment or election as a director. In certain circumstances, the Board may waive these policies and will report the rationale for such waiver in the Company’s proxy materials.

9 / JELD-WEN PROXY STATEMENT 2023

Board Leadership Structure

Strong independent leadership is essential for our Board to effectively perform its primary oversight functions. It is also important for the Board to retain flexibility to determine its leadership structure based on the particular composition of the Board and the needs and opportunities of the Company. This allows the Board to choose the leadership structure that it believes will best serve the interests of the Company and our stockholders at any given time. The Company’s Corporate Governance Guidelines provide the Board this flexibility.

During 2022, we experienced a CEO transition and made changes to our Board leadership structure. In August 2022, the Board separated the roles of the CEO and Chair. The Board believes that a leadership structure that separates these roles is appropriate for the Company in that it allows the CEO to focus on the Company’s strategic direction, providing day-to-day leadership and managing our business operations, while leveraging the experience, leadership and perspective of the Board Chair. The current leadership structure will allow the independent Board Chair to focus on governance of our Board.

In addition to the duties of all directors, the Chair has the following responsibilities:

•	presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;
•

reviews and provides feedback on meeting agendas and approves meeting schedules for the Board to ensure that appropriate topics are being addressed and there is sufficient time allocated for discussion of agenda items;

•	facilitates communication between the Board and members of senior management; and
•	is available for consultation and direct communication with major stockholders, if requested.

Strategy and Risk Oversight

The Board is responsible for overseeing the Company’s business strategy, strategic planning and enterprise risk management program. While the Board and its committees oversee strategic planning, Company management is charged with developing and executing business strategy. To monitor performance against the Company’s strategic goals, the Board and its committees receive regular updates and actively engage in dialogue with our Company’s senior leaders. With respect to risk oversight, the Board fulfills its responsibility both directly and through its standing committees, each of which assists the Board in overseeing a part of the Company’s overall risk management. Company management is charged with managing risk through robust internal processes and effective internal controls. At least annually, the Board reviews with management the strategic risks and opportunities facing the Company. Other important categories of risk as described below are assigned to designated Board committees, which report their activities to the full Board. The standing committees oversee the following risks:

COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT

Audit Committee	Risks related to major financial risk exposures, including cybersecurity; significant legal, regulatory and compliance issues; and internal controls

Compensation Committee	Risks associated with compensation policies and practices, including incentive compensation and executive succession planning

Governance and Nominating Committee	Risks related to ESG matters, to the extent not reserved to another committee; effectiveness of Board and director candidates; conflicts of interest and director independence; and stockholder concerns

The Audit Committee meets at least quarterly with our Chief Financial Officer, head of Internal Audit, Chief Legal Officer, Chief Compliance Officer and our independent auditor to receive regular updates regarding management’s assessment of risk exposures, including liquidity, credit and operational risks such as data privacy and cybersecurity, and the processes in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting.

The Compensation Committee meets at least quarterly to consider management’s assessment of associate and compensation risks, monitor incentive and equity-based compensation plans and, at least annually, review the Company’s compensation programs to ensure they are appropriately aligned with the Company’s strategic direction and avoid incentivizing unnecessary or excessive risk taking.

The Governance and Nominating Committee meets quarterly to oversee risks related to overall corporate governance, including Board and committee composition and succession planning, director candidates and independence matters, and other matters of interest to stockholders and other stakeholders, including ESG issues.

10 / JELD-WEN PROXY STATEMENT 2023

Our Board believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Meetings of the Board and Its Committees

During 2022, the Board held eight meetings. All of the directors who served during 2022 attended at least 75% of the aggregate of the total meetings of the Board and its committees on which such director served during their respective tenures. Directors are expected to make best efforts to attend all Board meetings, committee meetings of which they are a member and the annual meeting of stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of our directors attended the annual meeting of stockholders held in 2022.

Pursuant to our Corporate Governance Guidelines, our Board plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Independent Directors

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication among the independent directors of the Board, the independent directors meet in executive session at all Board meetings with no members of senior management present. Our Chair presides at these executive sessions. Further, our Chair may call additional meetings of the independent directors as needed.

Communications with the Board

A stockholder or any interested party may submit a written communication to the Board or to the chairperson of any of the Audit, Compensation, or Governance and Nominating Committees, or to the Chair of the Board, or the independent directors as a group, by addressing such communications to: Corporate Secretary, JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. The Corporate Secretary will, as appropriate, forward such communication to our Board or to any individual director, select directors or committee of our Board to whom the communication is directed. Such communications may be made confidentially or anonymously. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitations or advertisements; product related inquiries; junk mail or mass mailings; or spam.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, as described below. Each of these committees currently consists entirely of independent directors. Each of the Audit Committee, Compensation Committee and Governance and Nominating Committee operates under a written charter approved by the Board, copies of which are available in the Governance section of our website at investors.jeld-wen.com.

The following table shows the membership of each committee of our Board as of December 31, 2022, and the number of meetings held by each committee during the fiscal year ended December 31, 2022.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE

Catherine A. Halligan	✓	✓

Tracey I. Joubert	Chair	✓

Cynthia G. Marshall		✓	✓

David G. Nord

Suzanne L. Stefany	✓		Chair

Bruce M. Taten		Chair	✓

Steven E. Wynne	✓		✓

Number of Meetings in 2022	4	5	4

11 / JELD-WEN PROXY STATEMENT 2023

AUDIT COMMITTEE

The current members of the Audit Committee are Tracey I. Joubert (Chair), Catherine A. Halligan, Suzanne L. Stefany and Steven E. Wynne. The Board has determined that (i) Mses. Joubert and Stefany and Mr. Wynne each qualify as an “audit committee financial expert” within the meaning of regulations adopted by the SEC and (ii) all members of the Audit Committee are financially literate and independent within the meaning of the NYSE listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions. The Audit Committee is responsible for the appointment of the Company’s independent auditor and reviews at least annually their qualifications and performance. The Audit Committee also reviews the scope of audit and non-audit assignments and related fees. The Audit Committee, on behalf of the Board, is responsible for overseeing the Company’s major financial risk exposures, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee reviews with the Company’s Chief Legal Officer legal matters that could have a significant impact on the Company’s financial statements, and with the Chief Compliance Officer regarding compliance with the Company’s Code of Business Conduct. See the “Strategy and Risk Oversight” section for more details on the roles of the Board and standing committees in the Company’s risk management process.

The charter of the Audit Committee permits the committee to delegate, in its discretion, its duties and responsibilities to one or more subcommittees as it deems appropriate.

COMPENSATION COMMITTEE

The current members of the Compensation Committee are Bruce M. Taten (Chair), Catherine A. Halligan, Tracey I. Joubert, and Cynthia G. Marshall. All members of the Compensation Committee are independent within the meaning of the NYSE listing standards.

The principal responsibilities of the Compensation Committee are to review and approve matters involving executive compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize the Company to enter into employment and other employee-related agreements.

The charter of the Compensation Committee permits the committee to delegate, in its discretion, its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law.

GOVERNANCE AND NOMINATING COMMITTEE

The current members of the Governance and Nominating Committee are Suzanne L. Stefany (Chair), Cynthia G. Marshall, Bruce M. Taten and Steven E. Wynne. All members of the Governance and Nominating Committee are independent within the meaning of the NYSE listing standards.

The Governance and Nominating Committee assists our Board in identifying qualified individuals with sufficiently diverse and independent backgrounds, including with respect to age, gender, race and specialized experience, to serve on our Board. The Governance and Nominating Committee makes recommendations to the Board concerning committee appointments, reviews related-party transactions, and oversees the annual evaluation of the Board and the committees of the Board. The Governance and Nominating Committee assists the Board in overseeing enterprise risk by identifying, evaluating and monitoring ESG trends, issues and risks.

The charter of the Governance and Nominating Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

12 / JELD-WEN PROXY STATEMENT 2023

No Hedging and No Pledging Policy

The Company’s Securities Trading and Disclosure Policy prohibits all directors, executive officers and associates designated under the policy from engaging in short-term or speculative transactions involving Company securities, including the purchase or sale of financial instruments (including options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to Company stock) or other transactions (such as short sales) that are designed to, or that have the effect of, hedging or offsetting any decrease in the market value of Company stock.

Likewise, the policy prohibits pledging of Company stock as collateral by directors and executive officers. No director or executive officer has pledged Company stock since the adoption of the policy in connection with the Company’s initial public offering (“IPO”) in 2017. At the time of the IPO, one director (Mr. Wendt) had an outstanding pledge of 220,000 shares (approximately 6% of his beneficial holdings at the time) securing a loan that had been in effect for several years. Because the pledge was entered into prior to the adoption of the policy and to avoid any hardship on Mr. Wendt that would have resulted from requiring him to eliminate the pledge, Mr. Wendt’s existing pledge at the time of the IPO was grandfathered in and that pledge remains outstanding. The Board reviews the policy from time to time, and in light of evolving corporate governance standards, in 2021 the Board updated the policy to remove the Board’s ability to waive the policy for exceptional circumstances or any other reason.

Director and Executive Officer Stock Ownership Guidelines

Our directors, executive officers and certain other senior executives are required to maintain a minimum equity stake in the Company. This policy reflects the Board’s belief that our directors and most senior executives should maintain a significant personal financial stake in JELD-WEN to promote long-term stockholder value. In addition, the policy helps align executive and stockholder interests, which reduces the incentive for excessive short-term risk taking. Each of our NEOs and certain other executive officers are required to acquire ownership of shares of our common stock equal to a specified multiple of their base salary, which ranges from one to five times base salary, as shown in the table below.

Chief Executive Officer	5x annual base salary

Chief Financial Officer	3x annual base salary

Other Executive Officers	2x annual base salary

Other officers designated by the Board	1x annual base salary

Each executive officer subject to a stock ownership requirement must comply within five years of the later of the IPO or being appointed to the position and must retain 50% of all net shares (post-tax) that vest until achieving their minimum stock ownership requirement. Our directors must obtain common stock or restricted stock units (“RSUs”) with a value equivalent to five times the annual cash retainer. In addition, our directors must comply with the stock ownership requirement within five years of the later of the IPO or joining the Board and maintain such ownership.

13 / JELD-WEN PROXY STATEMENT 2023

BOARD OF DIRECTORS

Role of the Board of Directors

The Board oversees the management of the Company’s business and affairs. Stockholders elect the members of the Board to act on their behalf and to oversee their interests. Unless reserved to the stockholders under applicable law or our Bylaws, all corporate authority resides in the Board as the representative of the stockholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including our Corporate Governance Guidelines and the Company’s Code of Business Conduct, at least annually and makes changes as necessary. The Corporate Governance Guidelines and the Code of Business Conduct, along with all committee charters, are available in the Governance section of the Company’s website at investors.jeld-wen.com.

Director Selection Process

SKILLS, QUALIFICATIONS AND DIVERSITY

The Governance and Nominating Committee is responsible for identifying and reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Governance and Nominating Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Governance and Nominating Committee considers all factors it deems appropriate, which may include, among others:

•	ensuring that the Board as a whole is appropriately diverse and the extent to which a candidate would fill a present need on the Board;
•	the Board’s size and composition;
•	the Board’s Corporate Governance Guidelines and any applicable laws;
•	individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively;
•	the number of other public and private company boards on which a director candidate serves; and
•	consideration of director nominees properly proposed by third parties with the legal right to nominate directors or by stockholders in accordance with our Bylaws and SEC rules.

The Governance and Nominating Committee monitors the mix of specific experience, qualifications and skills of the directors to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In addition, meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Corporate Governance Guidelines set forth the minimum qualifications for Board members and specify that the Board consider a diversity of viewpoints, backgrounds and experience, including a consideration of gender, race and age. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. The Governance and Nominating Committee considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in our Bylaws and SEC rules, whose qualifications the Governance and Nominating Committee will consider and evaluate on a basis substantially similar to the basis on which it considers other nominees.

14 / JELD-WEN PROXY STATEMENT 2023

P R O P O S A L  1 :

ELECTION OF NINE DIRECTORS

The Board has nominated nine director nominees for election at the Annual Meeting. The Governance and Nominating Committee evaluated and recommended the director nominees in accordance with its Charter and our Corporate Governance Guidelines.

BOARD SKILLS AND EXPERIENCE

Current or Former CEO	•			•	•			•	•

Current or Former CFO			•		•			•	•

Public Company Board Experience		•		•	•	•	•		•

Business Development / M&A Experience	•		•		•	•	•	•	•

Financial Experience	•		•	•	•	•	•	•	•

Global Experience	•	•	•	•	•	•	•	•	•

Building Products Industry Experience	•	•						•	•

ESG Experience				•		•	•

Compliance Experience			•	•			•		•

IT / Cybersecurity Experience			•						•

Human Capital Management / DE&I Experience				•			•

Regulatory / Government Relations Experience				•			•		•

Marketing / E-commerce Experience	•	•						•

15 / JELD-WEN PROXY STATEMENT 2023

Each director nominee must be elected by a plurality of the votes cast.

Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the director nominees listed below for election as directors of the Company to serve a one-year term. All of the director nominees currently serve on the Board.

NAME	AGE	DIRECTOR SINCE	OCCUPATION

William J. Christensen	50	2022	Chief Executive Officer of the Company

Catherine A. Halligan	59	2022	Former SVP of Sales and Marketing at PowerReviews

Tracey I. Joubert	56	2021	Chief Financial Officer of Molson Coors Brewing Company

Cynthia G. Marshall	63	2021	Chief Executive Officer of the Dallas Mavericks

David G. Nord	65	2021	Former Executive Chairman of Hubbell Incorporated

Suzanne L. Stefany	59	2017	Partner in the Strategic Advisory Group at PJT Partners

Bruce M. Taten	67	2014	Attorney

Roderick C. Wendt	68	1985	Vice Chair and Former Chair and Chief Executive Officer of the Company

Steven E. Wynne	70	2012	Executive Vice President of Health Services Group

Our Board currently has nine members. The Board has nominated nine directors for election at the Annual Meeting, to serve until the 2024 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

The Board has nominated nine individuals who bring valuable and diverse skills, experiences and characteristics to the Board. Their collective experience covers a wide range of industries across the globe. Our directors range in age from 50 to 70. Four of our director nominees are women, and five are current or former CEOs or CFOs. Further, our Board has a good balance of tenured and newer directors, with an average tenure of four years among our independent directors.

The director nominees have consented to being named in this Proxy Statement and to serve as directors if elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling to serve between the date of the Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee, or the Board may reduce the number of directors. Each director nominee must be elected by a plurality of the votes cast. If any of our director nominees receive less than the affirmative vote of the majority of shares voted, then in accordance with the mandatory resignation policy under the Corporate Governance Guidelines, those individuals must promptly tender their resignation from the Board.

The Board believes that each of the director nominees is well qualified to serve on the Board, and the backgrounds and qualifications of all the directors provide a complementary blend of experience, knowledge and abilities. See “The Board of Directors—Members of the Board of Directors” for additional information on the business experience and qualifications of each of our director nominees.

Our Board unanimously recommends that the stockholders vote “FOR” the election of all nine director nominees.

16 / JELD-WEN PROXY STATEMENT 2023

Members of the Board of Directors

The following sets forth, as of March 16, 2023, information about the business experience and qualifications of each nominee of the Company.

WILLIAM J. CHRISTENSEN DIRECTOR SINCE 2022 AGE 50	CATHERINE A. HALLIGAN DIRECTOR SINCE 2022 AGE 59

Director. Mr. Christensen is the Company’s chief executive officer. Mr. Christensen joined JELD-WEN in April 2022 as executive vice president and president, Europe. Previously, he held senior executive roles at REHAU AG, a Swiss-based global manufacturer, from 2016 until 2021, including as CEO and group executive board chair from 2018 until 2021. Prior to joining REHAU AG, Mr. Christensen was CEO of AFG Holding, a Swiss-based global building products manufacturer from 2014 until 2015. He spent 10 years at Geberit International AG, a Swiss-based global plumbing manufacturer, in several executive roles including group executive board member and head of international sales beginning in 2004. Mr. Christensen earned a bachelor’s degree in economics from Rollins College and an MBA from the University of Chicago’s Booth School of Business.

Director. Ms. Halligan served as senior vice president of sales and marketing at PowerReviews and held senior marketing and e-commerce roles at Walmart, including chief marketing officer at Walmart.com. Prior to Walmart, Ms. Halligan also served in senior-level marking positions in various companies including Blue Nile, Williams-Sonoma and Gymboree. She currently serves on the board of directors for three publicly traded companies: Driven Brands Holdings, Inc., Ferguson plc and Ulta Beauty, Inc. She was also a board member for FLIR Systems Inc. and privately held Wilton Brands. Ms. Halligan earned a bachelor’s degree in finance from Northern Illinois University.

Mr. Christensen brings to the Board extensive experience in the international building products industry, having served in the chief executive officer and other senior leadership roles for global manufacturing companies. His background in strategic development, sales, operations and global sourcing, and his experience as Chief Executive Officer, add great value to the Board.	Ms. Halligan provides the Board with extensive experience in strategic marketing, digital transformation, and e-commerce based on over 20 years of marketing experience with large retail and software companies.

COMMITTEES None OTHER PUBLIC BOARDS None	COMMITTEES Audit Compensation OTHER PUBLIC BOARDS Driven Brands Holdings, Inc. Ferguson plc Ulta Beauty, Inc.

17 / JELD-WEN PROXY STATEMENT 2023

TRACEY I. JOUBERT DIRECTOR SINCE 2021 AGE 56	CYNTHIA G. MARSHALL DIRECTOR SINCE 2021 AGE 63

Director. Ms. Joubert has served as Chief Financial Officer of Molson Coors Brewing Company since 2016. Molson Coors is a leading global brewer. Ms. Joubert was Executive Vice President and Chief Financial Officer of MillerCoors from 2012 to 2016 and served in a variety of increasingly responsible finance leadership roles at MillerCoors since 2003. A native of South Africa, Ms. Joubert holds bachelor’s degrees in commerce and accounting from the University of the Witwatersrand in Johannesburg. She also serves on the Board of Directors of various subsidiaries of Molson Coors.

Director. Ms. Marshall serves as the Chief Executive Officer of the Dallas Mavericks, an American professional basketball team based in Dallas, Texas. She is the Founder, President and Chief Executive Officer of the consulting firm Marshalling Resources, which specializes in leadership, diversity and inclusion, culture transformation and overall optimization of people resources. Ms. Marshall worked with The Dow Chemical Company in 2017 and 2018 to develop and implement a strategy for institutionalizing an inclusive culture. Prior to this position, Ms. Marshall retired from a 36-year career at AT&T, where she ultimately served as SVP – Human Resources and Chief Diversity Officer and was responsible for identifying and developing leaders, aligning employees with the company’s vision and priorities, overseeing major business unit HR support, performance development, employee engagement, skills transformation initiatives, EEO and Affirmative Action. Ms. Marshall graduated from the University of California-Berkeley with degrees in business administration and human resources management and holds four honorary doctorate degrees.

Ms. Joubert brings to the Board expertise in finance, accounting and risk management, as well as experienced leadership of a global public company.	Ms. Marshall brings to the Board extensive experience in human capital management and culture transformation, operational and strategic planning experience and executive leadership.

COMMITTEES Audit (Chair) Compensation OTHER PUBLIC BOARDS None	COMMITTEES Compensation Governance and Nominating OTHER PUBLIC BOARDS BGSF, Inc.

18 / JELD-WEN PROXY STATEMENT 2023

DAVID G. NORD DIRECTOR SINCE 2021 AGE 65	SUZANNE L. STEFANY DIRECTOR SINCE 2017 AGE 59

Chair. Mr. Nord has served as a director of JELD-WEN Holding, Inc. since 2021 and was named chair in 2022. Mr. Nord served as executive chairman and chief executive officer of Hubbell Incorporated, an international manufacturer of electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications from June 2019 until his retirement in October 2020 and chairman, president and chief executive officer from May 2014 to June 2019.

Director. Ms. Stefany has served as a partner for the Strategic Advisory Group at PJT Partners, a global advisory-focused investment bank, since August 2017. From 2005 until August of 2017, Ms. Stefany held the roles of Managing Director and Global Industry Analyst at Wellington Management Company, where she was responsible for investing portfolios and recommending stocks for a variety of global industries. Prior to joining Wellington Management Company, Ms. Stefany built her investment advisory career, spending time at companies such as Loomis Sayles, Invesco Capital Management and Putnam Investments. She holds bachelor’s degrees in Economics and Spanish from Tufts University and earned a master’s degree in Finance from the Sloan School of Management at Massachusetts Institute of Technology, where she was awarded the Martin Trust Fellowship through the recommendation of peers and faculty.

Mr. Nord brings to the Board extensive financial, operational and strategic planning experience and has a strong background in the manufacturing industry, having served as a senior executive at two global manufacturing companies.	Ms. Stefany is recognized as an expert in her field and brings to the Board over 20 years of investment advisory experience, specializing in strategy and stockholder value creation.

COMMITTEES None OTHER PUBLIC BOARDS Ryder System, Inc.	COMMITTEES Audit Governance and Nominating (Chair) OTHER PUBLIC BOARDS Ametek, Inc.

19 / JELD-WEN PROXY STATEMENT 2023

BRUCE M. TATEN DIRECTOR SINCE 2014 AGE 67	RODERICK C. WENDT DIRECTOR SINCE 1985 AGE 68

Director. Mr. Taten served as Senior Vice President, General Counsel and Chief Compliance Officer for Cooper Industries, plc from 2008 until its merger with Eaton Corporation in November 2012. Previously, Mr. Taten was Vice President and General Counsel at Nabors Industries from 2003 until 2008 and earlier practiced law with Simpson Thacher & Bartlett LLP and Sutherland Asbill & Brennan LLP. Before attending law school, he practiced as a C.P.A. with Peat Marwick Mitchell & Co., which is now KPMG, in New York. Mr. Taten currently is a practicing attorney and private investor. He is admitted to practice law in the states of Texas and New York. Mr. Taten earned his FSA Credential from the Sustainability Accounting Standards Board (SASB) in 2020. Mr. Taten holds a B.S. and M.S. from Georgetown University and a J.D. from Vanderbilt University.

Vice Chair. Mr. Wendt has served as Vice Chair of the Company since January 2014. He joined the Company in 1980, working in various legal, marketing, window manufacturing and sales positions of increasing authority, culminating in his service as President and Chief Executive Officer from 1992 to August 2011. Mr. Wendt served as Executive Chairman and Chief Executive Officer of the Company from 2011 to March 2013. Mr. Wendt served as a director of the Portland Branch at the Federal Reserve Bank of San Francisco from 2009 to 2014 and as its chairman from 2013 to 2014. He has been a Managing Member of Spruce Street Ventures since 2013. He also served as a member of the Economic Advisory Council at the Federal Reserve Bank of San Francisco from 2006 to 2008. He earned a B.A. from Stanford University and a J.D. from Willamette University College of Law and is a member of the Oregon State Bar. Mr. Wendt is the son of our late founder, Richard L. Wendt.

Mr. Taten brings experience in environmental, social and governance matters, mergers and acquisitions, tax, finance and securities offerings and compliance to the Board.	Mr. Wendt provides helpful insight into the Company’s operations, risks and opportunities developed through his years of experience as an executive of the Company and extensive knowledge of the markets in which we operate.

COMMITTEES Compensation (Chair) Governance and Nominating OTHER PUBLIC BOARDS Aviat Networks, Inc.	COMMITTEES None OTHER PUBLIC BOARDS None

20 / JELD-WEN PROXY STATEMENT 2023

STEVEN E. WYNNE DIRECTOR SINCE 2012 AGE 70

Director. Mr. Wynne has served as an Executive Vice President of Health Services Group, a diversified health insurance company, since July 2012 and previously served as Senior Vice President from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice President of the Company. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., the parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, he was a partner in the Portland, Oregon law firm of Ater Wynne LLP. From April 2002 through March 2003, Mr. Wynne served as acting Senior Vice President and General Counsel of FLIR Systems, Inc., which was a publicly traded company until it was acquired by Teledyne Technologies Incorporated. Mr. Wynne received a B.A. and a J.D. from Willamette University.

Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities through his experience as an executive of the Company and his extensive management experience across a number of entities.

COMMITTEES Audit Governance and Nominating OTHER PUBLIC BOARDS None

21 / JELD-WEN PROXY STATEMENT 2023

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the listing standards of the NYSE, a director is not independent unless our Board affirmatively determines that the individual does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current listing standards of the NYSE. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to their independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board affirmatively determined in 2022 that Catherine A. Halligan, Tracey I. Joubert, Cynthia G. Marshall, David G. Nord, Suzanne L. Stefany, Bruce M. Taten and Steven E. Wynne were independent directors under the rules of the NYSE and independent directors as such term is defined in Rule 10A-3(b)(1) under the Exchange Act.

Director Resignation Policy

Our Corporate Governance Guidelines require any incumbent non-employee director nominee who does not receive the affirmative vote of the majority of shares voted in connection with an uncontested election to tender their resignation from the Board promptly following certification of the stockholder vote. The Governance and Nominating Committee will consider and recommend to the Board whether to accept the resignation. The Board will act on the recommendation and disclose publicly the results of its decision. Any director who tenders their offer of resignation under this policy will not participate in the deliberation or determination on whether to accept the resignation.

Director Compensation Structure

The Board approved a Non-Employee Director Compensation Policy that sets forth the compensation of our non-employee directors. The Governance and Nominating Committee reviews this policy on an annual basis, typically in conjunction with the annual meeting of stockholders, and recommends changes to the Board as it deems appropriate. In August 2022, the Board increased the cash retainer for the Chair or Independent Lead Director from $100,000 to $180,000.

The following table describes the components of our non-employee directors’ compensation for 2022:

COMPENSATION ELEMENT	COMPENSATION AMOUNT

Annual Cash Retainer	$100,000

Annual Equity Retainer	$135,000 in RSUs that vest one year from the date of grant

Board and Committee Meeting Fees	None

Committee Chair Additional Cash Retainer*	$25,000 for the Audit Committee $18,000 for the Compensation Committee $15,000 for the Governance and Nominating Committee

Board Chair/Independent Lead Director Additional Cash Retainer	$180,000

Stock Ownership Requirement**	Ownership of common stock or RSUs equivalent to five times the annual cash retainer within five years of the later of the IPO or joining the Board

* Committee chair retainer paid unless such position is held by the Chair of the Board.

** As of December 31, 2022, all non-employee directors were in compliance with the stock ownership requirement, except the four directors who joined the Board in 2021-2022 (and have five years to achieve compliance) and Ms. Stefany, who was in compliance in 2022 but due to stock price volatility is not currently in compliance. Ms. Stefany will not sell stock until she achieves the stock ownership requirement.

22 / JELD-WEN PROXY STATEMENT 2023

Annual Cash Retainer and Committee Chair Fees

Under the Non-Employee Director Compensation Policy, members of the Board who are our employees receive no additional compensation for their service on the Board. Our employee directors in 2022 were Messrs. Christensen, Michel and Wendt. Mr. Michel resigned from the Company as President, Chief Executive Officer and Chairman, effective August 3, 2022. Mr. Christensen was elected as Chief Executive Officer of the Company and a member of the Board, effective December 15, 2022.

Annual Equity Retainer

In 2022, eligible non-employee directors were entitled to an annual grant of $135,000 in RSUs under the Omnibus Equity Plan, which RSUs vest one year from the date of the grant, subject to continued service on the Board through the earlier of the vesting date or the end of the director’s term. Directors who are appointed during the year will be entitled to a pro-rated RSU award. In accordance with this policy, on April 28, 2022, each of Messrs. Nord, Taten and Wynne and Mses. Joubert, Marshall and Stefany received a grant of 6,456 RSUs. Ms. Halligan received a pro-rated RSU award when she was elected to the Board, effective September 5, 2022.

2022 Director Compensation

The following table provides summary information for the year ended December 31, 2022, relating to compensation paid to or accrued by us on behalf of our directors who served in this capacity during 2022. Pursuant to the Non-Employee Director Compensation Policy approved by the Board, Messrs. Christensen, Michel and Wendt were employees of the Company and consequently did not receive any compensation for serving as directors. Messrs. Christensen and Michel’s compensation is reported in the Summary Compensation Table and related compensation tables beginning on page 40.

DIRECTOR	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION	TOTAL

William F. Banholzer (2)	$50,000	—	—	$50,000

William J. Christensen	—	—	—	—

Catherine A. Halligan (3)	$33,333	$90,000	—	$123,333

Tracey I. Joubert	$125,000	$135,000	—	$260,000

Cynthia G. Marshall	$100,000	$135,000	—	$235,000

Gary S. Michel	—	—	—	—

David G. Nord (4)	$175,000	$135,000	—	$310,000

Suzanne L. Stefany (5)	$173,333	$135,000	—	$308,333

Bruce M. Taten	$118,000	$135,000	—	$253,000

Roderick C. Wendt (6)	—	—	$208,000	$208,000

Steven E. Wynne	$100,000	$135,000	—	$235,000

(1) Reflects the grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718. For 2022, the calculation is described in Note 17 — Stock Compensation in our audited financial statements for the year ended December 31, 2022 in our Annual Report on Form 10-K into which this Proxy Statement is incorporated by reference. As of December 31, 2022, each of Messrs. Nord, Taten and Wynne and Mses. Joubert, Marshall and Stefany had 6,456 RSUs outstanding and Ms. Halligan had 8,653 RSUs outstanding.

(2) Mr. Banholzer retired from the Board on April 28, 2022 and, therefore, did not receive a 2022 equity grant.

(3) Ms. Halligan joined the Board effective September 5, 2022 and, therefore, her equity grant was pro-rated.

23 / JELD-WEN PROXY STATEMENT 2023

(4) Mr. Nord became Board Chair on August 5, 2022. Pursuant to the Company’s Deferred Compensation Plan (as described on page 48 of this Proxy Statement), Mr. Nord deferred director compensation paid after April 1, 2022 and 100% of his 2022 equity grant, which will vest on April 28, 2023 and will transfer to the Deferred Compensation Plan upon the vesting date.

(5) Ms. Stefany served as our independent Lead Director until Mr. Nord was elected Chair on August 5, 2022. As referenced above, the additional cash retainer for independent Lead Director was $100,000 per year during her tenure as our Lead Director.

(6) Mr. Wendt is an employee of the Company. In 2022, he received a salary of $200,000 and 401(k) matching contributions of $8,000.

Policy Regarding Certain Relationships and Related Party Transactions

Our Board has adopted a written policy providing that the Governance and Nominating Committee, or the Board upon the affirmative vote of a majority of the disinterested directors, will review and approve or ratify transactions in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Governance and Nominating Committee or the Board is to obtain all information it believes to be relevant to a review and approval or ratification of these transactions. After consideration of the relevant information, the Governance and Nominating Committee or the Board is to approve only those related party transactions that it believes are in the best interests of the Company. In particular, our policy with respect to related party transactions requires our Governance and Nominating Committee or Board to consider the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship; the overall fairness of the transaction to both the Company and the related party; and any other matters the Governance and Nominating Committee or the Board deems appropriate. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or, in each case, their immediate family members, any person sharing the household or any entity owned or controlled by any of the foregoing persons.

During 2022, we did not enter into any new related party transactions for the covered period in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We have not made payments to non-employee directors, other than the fees they are entitled as described in “Director Compensation Structure” and reimbursement of expenses related to their services as a director. Compensation paid to employee directors is described in the “Summary Compensation Table” for Mr. Christensen and in “2022 Director Compensation” for Mr. Wendt.

24 / JELD-WEN PROXY STATEMENT 2023

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned (as of the close of business on March 6, 2023) by each of our current directors and NEOs, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. The table also shows the number of shares of our common stock beneficially owned by each person known to us to beneficially own more than 5% of the outstanding shares of the Company. Determinations as to the identity and holdings of 5% stockholders are based upon filings with the SEC and other publicly available information. Information with respect to beneficial ownership is based upon information known to us or furnished to us by each director or executive officer, and on information reported in Schedules 13D or 13G filed with the SEC, as the case may be.

	SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENTAGE OF SHARES(1)

NEOs and Directors

William J. Christensen (2)	37,172	*

Gary S. Michel (3)	375,885	*

Kevin C. Lilly (4)	38,564	*

Julie Albrecht	—	*

John R. Linker (3)	159,905	*

David R. Guernsey	15,908	*

Roya Behnia (5)	56,473	*

Timothy Craven (6)	192,308	*

Daniel J. Castillo (3)	138,087	*

John T. Krause	15,596	*

Catherine A. Halligan	—	*

Tracey I. Joubert (7)	10,789	*

Cynthia G. Marshall (7)	10,789	*

David G. Nord (8)	30,789	*

Suzanne L. Stefany (7)	30,470	*

Bruce M. Taten (7)	63,371	*

Roderick C. Wendt (9)	319,835	*

Steven E. Wynne (7)	65,822	*

All current executive officers and directors as a group (14 persons)	871,978	1.02%

5% Beneficial Owners

BlackRock, Inc. (10)	6,656,657	7.90%

The Vanguard Group, Inc. (11)	7,863,491	9.32%

25 / JELD-WEN PROXY STATEMENT 2023

	SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENTAGE OF SHARES(1)

Pzena Investment Management, LLC (12)	8,684,811	10.29%

Fuller & Thaler Asset Management, Inc. (13)	10,283,905	12.19%

Turtle Creek Asset Management Inc. (14)	13,759,220	16.30%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) The percentage of beneficial ownership of our NEOs and directors, and current executive officers and directors as a group, is based on 85,105,582 shares outstanding as of March 6, 2023.

(2) Includes 32,672 shares of common stock issuable upon the vesting of certain RSUs within 60 days of the record date.

(3) Represents shares reported on a Form 4 filed on March 1, 2022.

(4) Includes 23,292 shares of common stock issuable upon the exercise of currently vested options.

(5) Includes 23,270 shares of common stock issuable upon the exercise of currently vested options.

(6) Includes 157,209 shares of common stock issuable upon the exercise of currently vested options.

(7) Includes 6,456 shares of common stock issuable upon the vesting of certain RSUs within 60 days of the record date.

(8) Includes (i) 6,456 shares of common stock issuable upon the vesting of certain RSUs within 60 days of the record date and (ii) 20,000 shares of common stock held through the David G. Nord Revocable Trust. Mr. Nord has voting and investment control of shares held by the David G. Nord Revocable Trust, and therefore may be deemed to have beneficial ownership of such shares.

(9) Includes (i) 22,352 shares of common stock held through the Company’s ESOP; (ii) 8,755 shares of common stock held through the Company’s KSOP; (iii) 227,059 shares of common stock held through the RC Wendt Revocable Trust; (iv) 18,000 shares of common stock held in an investment retirement account; and (v) 26,400 shares of common stock held through the Roderick Wendt GST Trust. Mr. Wendt is the sole trustee of the RC Wendt Revocable Trust and the Roderick Wendt GST Trust. Mr. Wendt has or shares voting and investment control of shares held by the RC Wendt Revocable Trust and the Roderick Wendt GST Trust, and therefore may be deemed to have beneficial ownership of such shares. Mr. Wendt is also the beneficiary of the RC Wendt Revocable Trust. Mr. Wendt, as trustee and beneficiary of the RC Wendt Revocable Trust, has pledged 220,000 shares of common stock in the name of People’s Bank to secure a loan obligation.

(10) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 3, 2023, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 6,427,544 shares and sole dispositive power with respect to 6,565,657 shares beneficially owned at December 31, 2022. Their reported address is 55 East 52nd Street, New York, NY 10055.

(11) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group, Inc. (“Vanguard”) on February 9, 2023, Vanguard and certain of its affiliates have shared voting power with respect to 103,029 shares, shared dispositive power with respect to 186,262 shares and sole dispositive power with respect to 7,677,229 shares beneficially owned at December 31, 2022. Their reported address is 100 Vanguard Blvd. Malvern, PA 19355.

(12) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Pzena Investment Management, LLC (“Pzena”) on January 20, 2023, Pzena and certain of its affiliates have sole voting power with respect to 6,946,351 shares and sole dispositive power with respect to 8,684,811 shares beneficially owned at December 31, 2022. Their reported address is 320 Park Avenue, 8th Floor, New York, NY 10022.

(13) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Fuller & Thaler Asset Management, Inc. (“Fuller”) on February 14, 2023, Fuller and certain of its affiliates have sole voting power with respect to 10,090,887 shares and sole dispositive power with respect to 10,283,905 shares beneficially owned at December 31, 2022. Their reported address is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(14) Based solely upon information contained in the Schedule 13G/A filed with the SEC on behalf of Turtle Creek Asset Management Inc. (“Turtle Creek”) on February 14, 2023, Turtle Creek and certain of its affiliates have sole voting power and sole dispositive power with respect to all shares beneficially owned at December 31, 2022. Their reported address is Scotia Plaza, 40 King Street West, Suite 5100, Toronto, Ontario M5H 3Y2 Canada.

The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 6, 2023, including any shares of our common stock subject to an option that has vested or will vest within 60 days after March 6, 2023. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated above, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated above, the address for each person or entity listed above is c/o JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273.

26 / JELD-WEN PROXY STATEMENT 2023

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. These same people must also furnish us with copies of these reports and make representations to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the fiscal year ended December 31, 2022. Based solely on our review of the copies of such reports furnished to us or such representations, none of our Section 16 officers filed a late report.

27 / JELD-WEN PROXY STATEMENT 2023

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis (“CD&A”)

This CD&A provides information about our compensation philosophy and practices in place during 2022 and the material elements of compensation paid to, awarded to, or earned by our named executive officers (“NEOs”). Our NEOs for 2022 were the following:

NAME	TITLE

William J. Christensen	Chief Executive Officer

Gary S. Michel	(Former) Chair, President and Chief Executive Officer

Kevin C. Lilly	Executive Vice President, Global Transformation and (Former) Interim Chief Executive Officer

Julie Albrecht	Executive Vice President and Chief Financial Officer

John R. Linker	(Former) Executive Vice President and Chief Financial Officer

David R. Guernsey	(Former) Interim Chief Financial Officer and Executive Vice President and President, Europe

Roya Behnia	Executive Vice President, Chief Legal Officer and Corporate Affairs

Timothy Craven	Executive Vice President, Human Resources

Daniel J. Castillo	(Former) Executive Vice President and President, North America

John T. Krause	Senior Vice President and General Manager, North America

28 / JELD-WEN PROXY STATEMENT 2023

Section 1 – Compensation Objectives and Philosophy

The Compensation Committee (the “Committee”) believes that our executive compensation program should be structured to provide an attractive, flexible and market-based total compensation package tied to performance and aligned with the interests of our stockholders. Accordingly, the Committee’s executive compensation philosophy is as follows:

Reward Long-Term Growth and Profitability:	Hire and Retain World-Class Talent:	Pay for Performance: Placing a significant	Avoid Incentivizing Undue Risk: Striking an appropriate
Rewarding executives for the achievement of long-term results aligns the interests of our NEOs with those of our stockholders, thereby providing long-term economic benefit to our stockholders.	Providing competitive financial incentives in the form of salary, bonus and benefits, and long-term equity awards allows us to attract and retain talented individuals in critical roles.

portion of compensation at-risk through inclusion of performance-based metrics incentivizes NEOs, allowing flexibility for compensation to reflect each individual’s contribution to overall performance.

balance between short-term and long-term performance permits the incorporation of risk-mitigation design features to discourage excessive risk-taking.

TO ACHIEVE OUR OBJECTIVES, WE DELIVER EXECUTIVE COMPENSATION THROUGH A COMBINATION OF THE FOLLOWING COMPONENTS:

Our executive compensation program includes base salaries and other benefits, including severance benefits, designed to attract and retain senior management talent. We also use annual cash incentive compensation and long-term equity incentives to ensure a performance-based delivery of pay that aligns, as closely as possible, the rewards to our NEOs with the long-term interests of our stockholders, while enhancing executive retention. Compensation of our NEOs is determined by the Committee, which considers feedback and recommendations from the CEO with respect to his direct reports, along with general feedback from the Committee’s compensation consultant (described below).

Pay Mix

The majority of target compensation for our NEOs, including the CEO, is at-risk variable compensation, with a significant portion of such compensation being equity-based compensation. This reflects the principles of our compensation philosophy: pay-for-performance through the use of at-risk variable pay, use of equity compensation to align executives’ interests with those of our stockholders, and encouragement of both appropriate outcomes and behaviors through the use of a mix of compensation elements. The following graphs set out the 2022 target total compensation elements for our current CEO, Mr. Christensen, and the average of our other NEOs at the Company on December 31, 2022:

29 / JELD-WEN PROXY STATEMENT 2023

Incentive Compensation Clawback Policy

To promote the highest level of financial integrity and ethical behavior, and to discourage excessive risk-taking, our Board adopted at the time of our IPO an Incentive Compensation Clawback Policy (the “Clawback Policy”) allowing the Board to recoup certain incentive-based compensation in the event of a material restatement of our financial statements or specific acts of improper conduct. Specifically, any performance-based compensation, including equity compensation and short-term incentive cash compensation, is subject to recoupment in the event of a material restatement of our financial statements or if the recipient engaged in fraud, willful misconduct or certain other acts that constitute “improper conduct” under the Clawback Policy. In the event of a material restatement, each officer of the Company, as well as each associate whose fraud or willful misconduct resulted in the material restatement, would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the material restatement that the Board determines exceeds the amount the associate would have received had the revised financial statement(s) been used to determine the compensation. In the event of fraud, willful misconduct or certain other improper conduct—including violation of an employment agreement or Company policy (including the Code of Business Conduct), disclosing confidential information or trade secrets, or violating any non-solicitation or non-competition covenant—the associate engaging in such conduct would forfeit the amount of any incentive-based compensation paid during the period commencing one year prior to the improper conduct and continuing until the time the improper conduct is discovered, to the extent that the Board determines is appropriate under the circumstances. The Clawback Policy affords the Board broad discretion to determine the amount and extent of any clawback.

Use of Compensation Consultant

The Committee has engaged Willis Towers Watson (“WTW”) as its independent consultant to assist the Committee in fulfilling its responsibilities, including by providing advice, research and analysis on executive compensation trends and norms; determining the composition of our peer group for purposes of compensation comparison; reviewing and analyzing peer group and industry information to assist with setting both specific elements of, and the total amount of, executive compensation; and advising on the Company’s equity plan. The Committee analyzed any relationships that WTW had with the Company, members of the Committee, executive officers and management, and concluded that, after consideration of the specific factors identified by the SEC and the NYSE that may affect the independence of compensation advisors, there were no independence or conflict-of-interest concerns related to WTW.

Peer Group

The Committee determines the appropriate level of both specific elements of and total compensation for our NEOs by considering numerous competitive, performance and other factors, including a comparison against a pre-selected peer group. In consultation with WTW, the Committee has identified a peer group to serve as a benchmark for determining the compensation of each of our NEOs. The Committee does not target compensation at a specific percentile within the peer or industry group. Instead, it reviews market data provided by WTW to understand how our NEOs’ total compensation compares to competitive norms.

30 / JELD-WEN PROXY STATEMENT 2023

The Committee determined an appropriate peer group for purposes of compensation comparison, in consultation with WTW, by considering companies that meet all or most of the following factors: they operate in a comparable industry, they have comparable revenue and market capitalization and they are likely competitors with us for executive talent. The Committee considered each company individually, as well as the group as a whole, in determining a peer group appropriate for purposes of executive compensation comparison. Eleven of the eighteen companies included in the Company’s peer group are in the building products industry, while the remaining seven are either peers of those eleven peers or in highly aligned products or sectors. The median revenue of the peer group is likewise aligned with the Company’s anticipated revenue. The Committee also considered the size of the peer group and determined that a robust peer group was desirable to mitigate potential year-over-year volatility in data.

For 2022, the Committee used the following peer group for purposes of executive compensation comparison:

A.O. Smith Corporation (AOS)	Mohawk Industries, Inc. (MHK)

Allegion plc (ALLE)	Newell Brands Inc. (NWL)

Builders FirstSource, Inc. (BLDR)	Owens Corning (OC)

Fortune Brands Home & Security, Inc. (FBHS)	Patrick Industries, Inc. (PATK)

Griffon Corporation (GFF)	PulteGroup, Inc. (PHM)

Lennox International, Inc. (LII)	Resideo Technologies, Inc. (REZI)

Martin Marietta Materials, Inc. (MLM)	Snap-on Incorporated (SNA)

Masco Corporation (MAS)	Universal Forest Products, Inc. (UFPI)

Masonite International Corporation (DOOR)	Vulcan Materials Company (VMC)

2022 Say-On-Pay Advisory Vote

At our annual meeting of stockholders held in 2022, 97.27% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of our strong stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2022.

Section 2 – Compensation Program Design and Decisions

Base Salary

We believe it is important to pay our executives a competitive base salary. Each NEO is party to an employment agreement that provides for an annual base salary, which is subject to periodic review by the Committee. In establishing the initial base salary, we considered a number of factors, including market data for similar positions, as well as the duties and responsibilities of the position. NEOs do not receive automatic merit increases to their base salaries. Rather, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is appropriate. In making decisions regarding salary adjustments, the Committee considers numerous factors, none of which is dispositive or individually weighted, including the NEO’s performance, our financial results, the relative significance of the NEO’s business unit or function, the NEO’s past performance and potential for advancement, and comparable salaries paid to other executive officers with similar skills and experience in our peer group or industry.

31 / JELD-WEN PROXY STATEMENT 2023

The following table shows the 2022 annual base salary amounts for each of our NEOs:

NAME	2022 BASE SALARY

William J. Christensen	$925,000

Gary S. Michel (1)	$1,100,000

Kevin C. Lilly (2)	$575,000

Julie Albrecht	$700,000

John R. Linker (1)	$630,000

David R. Guernsey (1)	$550,000

Roya Behnia	$625,000

Timothy Craven	$500,000

Daniel J. Castillo (1)	$580,000

John T. Krause	$475,000

(1) Messrs. Michel, Linker, Guernsey and Castillo are no longer with the Company.

(2) Represents Mr. Lilly’s base salary for his current position.

Annual Cash Incentives under the Management Incentive Plan (“MIP”)

We believe it is important to motivate our NEOs to achieve short-term performance goals by linking a portion of their annual cash compensation to the achievement of our Board-approved operating plan. Toward that end, we provide an annual cash incentive award opportunity to key members of management, including our NEOs, under the terms and conditions of the Company’s MIP. The Committee establishes the target bonus opportunities and the Company performance goals for the MIP (as described in greater detail below) in February of each year based on the Board-approved operating budget, and then these targets are communicated to the MIP participants.

Following the end of each fiscal year, the Committee reviews the Company’s actual financial results relative to the established MIP performance goals and determines the level of performance achieved with respect to the Company performance goals for all MIP participants. The Committee considers the level of achievement of the Company performance goals as well as the achievement of the regional or individual performance goals applicable to each NEO. The Committee approves actual cash incentive payments for each NEO following such determinations. The evaluation of a NEO’s individual performance specifically includes, among other considerations, the satisfaction of pre-established ESG metrics.

Employment agreements with our NEOs establish minimum target MIP opportunities, and the Committee has discretion to assign target MIP opportunities above those levels. The Committee also establishes threshold and maximum MIP opportunities for each NEO. MIP payments are made based upon actual performance in the range between threshold and maximum achievement of performance goals. In addition, the following conditions apply:

•	No payments under the MIP are made with respect to a particular performance goal if financial results are below the threshold performance level for the applicable performance goal.

•	No payments under the Regional Performance Metrics (as defined below) are made if performance under the Company Performance Metrics (as defined below) are below threshold performance levels.

•

Actual bonus payments under the MIP are subject to upward or downward adjustment at the discretion of the Committee based upon its evaluation of an NEO’s individual achievements or contributions to performance of the functions within the individual’s areas of responsibility.

•	Adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment.

32 / JELD-WEN PROXY STATEMENT 2023

The Committee established the 2022 MIP opportunity for each of our NEOs, expressed as a percentage of base salary, as follows:

NAME	THRESHOLD	TARGET	MAXIMUM

William J. Christensen	72%	120%	240%

Gary S. Michel	66%	110%	220%

Kevin C. Lilly (1)	48%	80%	160%

Julie Albrecht	48%	80%	160%

John R. Linker	48%	80%	160%

David R. Guernsey	36%	60%	120%

Roya Behnia	48%	80%	160%

Timothy Craven	36%	60%	120%

Daniel J. Castillo	45%	75%	150%

John T. Krause	36%	60%	120%

(1) On August 3, 2022, the Company entered into a letter amendment with Mr. Lilly to amend his executive employment agreement in connection with his role as Interim Chief Executive Officer. Pursuant to the letter agreement, Mr. Lilly’s target annual bonus under the MIP during fiscal year 2022 would be 110% of his base salary, prorated for the months he was in the interim role. His previous MIP opportunities under his executive employment agreement were threshold 36%, target 60% and maximum 120%. For the interim period, the prorated annual target would be calculated by the number of months in the year while in the interim role multiplied by 110% and the remaining months while not in the interim role multiplied by 60%.

COMPANY PERFORMANCE METRICS

Pursuant to our MIP, the Committee established Company performance goals (the “Company Performance Metrics”) based on three financial measures under our 2022 operating plan with the following weighting:

For MIP purposes, the Committee uses Adjusted EBITDA as reported, excluding the impact of acquisitions and divestitures during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. For MIP purposes, the Committee uses Operating Cash Flow as reported, excluding the impact of acquisitions and divestitures during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. Core EBITDA Margin Expansion (“Core Margin Growth”) is measured in basis points of revenue and is the amount by which Adjusted EBITDA derived from core business activities (which excludes the impact of foreign exchange and recent acquisitions impacting the plan year) changes from the previous year. For 2022, the Company Performance Metrics apply to our executives with global functional responsibilities, including Messrs. Craven and Lilly and Mses. Albrecht and Behnia.

33 / JELD-WEN PROXY STATEMENT 2023

REGIONAL PERFORMANCE METRICS

The Committee determined that regional performance goals (“Regional Performance Metrics”) were appropriate for executives responsible for operations in a specific region, including Messrs. Christensen and Krause for 2022. Pursuant to the terms of Mr. Christensen’s employment agreement, his 2022 bonus would be based off the Company’s European results in accordance with his role as Executive Vice President and President, Europe. For 2022, the Committee established the Regional Performance Metrics based on three measurements under our 2022 operating plan with the following weighting:

For MIP purposes, the Committee uses revenue as reported for the region, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. The Committee also uses Adjusted EBITDA as reported for the region, excluding the impact of acquisitions and divestitures during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion. The Committee uses Free Cash Flow as reported for the region, excluding the impact of acquisitions during the plan year and as may be further adjusted for discrete items at the Committee’s sole discretion.

2022 MIP RESULTS

The 2022 MIP Company and Regional Performance Metrics established by the Committee, and applicable to our NEOs, are set forth in the table below.

PERFORMANCE GOAL	WEIGHTING	THRESHOLD	TARGET	MAXIMUM
		(AMOUNTS SHOWN IN MILLIONS)

Company

Adjusted EBITDA	40%	$482.4	$536	$573

Operating Cash Flow	40%	$275	$304	$345

Core Margin Growth	20%	30 bps	80 bps	130 bps

Regional – North America (applicable to Mr. Krause)

Company Performance	25%		See above

Regional Revenue	15%	$3,153.0	$3,172.5	$3,222.0

Regional Adjusted EBITDA	37.5%	$413.4	$442.1	$463.0

Regional Free Cash Flow	22.5%	$286.5	$316.6	$359.3

Regional – Europe (applicable to Mr. Christensen)

Company Performance	25%		See above

Regional Revenue	15%	€1,278.0	€1,290.0	€1,317.0

Regional Adjusted EBITDA	37.5%	€132.0	€140.0	€150.0

Regional Free Cash Flow	22.5%	€92.2	€101.0	€115.6

34 / JELD-WEN PROXY STATEMENT 2023

The results of the Company’s 2022 financial performance were measured against these pre-established performance goals that were set in February 2022 after the completion of the Company’s annual operating plan and an examination of its underlying markets, customers, strategic initiatives and general economic outlook. For 2022, the Company’s Adjusted EBITDA as reported was $422 million, Operating Cash Flow as reported was $30 million and Core Margin Growth was (-180) bps. For North America, the Company reported $3,259 million in revenue, $353 million in Adjusted EBITDA and $85 million in Free Cash Flow. For Europe, the Company reported €1,220 million in revenue, €71 million in Adjusted EBITDA and €(25) million in Free Cash Flow. Among other unanticipated events, legal expenses related to litigation and severance and recruitment costs in connection with the transition of the chief executive officer role unfavorably impacted Operating Cash Flow. The Committee has the discretion under the terms of the MIP to account for unanticipated or other significant events and make adjustments. It determined that Operating Cash Flow should be adjusted to $41 million due to the aforementioned events. Even with the adjustment, the Company’s financial results did not meet the threshold level of the MIP performance goals in 2022 and the Committee determined that no payouts to our NEOs would be made under the 2022 MIP.

NAME	PAYMENT AMOUNT	PERCENTAGE OF TARGET

William J. Christensen	$0	0%

Gary S. Michel	$0	0%

Kevin C. Lilly	$0	0%

Julie Albrecht	$0	0%

John R. Linker	$0	0%

David R. Guernsey	$0	0%

Roya Behnia	$0	0%

Timothy Craven	$0	0%

Daniel J. Castillo	$0	0%

John T. Krause	$0	0%

2022 CONTRACTUAL BONUSES

The Company entered into two agreements in 2022 under which it committed to bonuses for two NEOs for service performed in 2022. Pursuant to the terms of a letter agreement entered into with Mr. Lilly for assuming the role of Interim Chief Executive Officer, Mr. Lilly was guaranteed a minimum one-time bonus of $250,000 payable in March 2023 in accordance with the Company’s normal annual bonus practices. Pursuant to the terms of her new hire executive employment agreement, and in consideration of forfeited compensation from her prior employer, Ms. Albrecht was guaranteed a minimum one-time bonus of $280,000 payable in March 2023 in accordance with the Company’s normal annual bonus practices.

2023 RETENTION BONUS

On February 14, 2023, the Compensation Committee approved a retention bonus of $500,000 for Ms. Behnia in lieu of an LTIP Award in 2023. As previously announced, Ms. Behnia will be retiring from the Company on July 7, 2023. Receipt of the bonus is conditioned on Ms. Behnia remaining with the Company through her retirement date of July 7, 2023 and subject to the restrictive covenants in her executive employment agreement.

35 / JELD-WEN PROXY STATEMENT 2023

Long-Term Incentive Plan

PRE-IPO STOCK INCENTIVE PLAN

We believe that long-term equity incentives are important to ensure that the interests of management remain aligned with those of our stockholders. Key management employees, including certain of our NEOs, were granted equity awards under our pre-IPO Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), which was approved by our Board and our stockholders in 2011. As a private company, the Board generally granted equity awards under the Stock Incentive Plan only in connection with commencement of employment or significant changes in management responsibilities. From time to time, at the discretion of the Committee, equity awards were also made to recognize performance and to assist with the retention of key members of our management team, including certain of our NEOs. Effective upon our IPO, equity awards are no longer made under the Stock Incentive Plan.

OMNIBUS EQUITY PLAN

In connection with our IPO in 2017, the Board adopted and our stockholders approved the Omnibus Equity Plan, which has been amended from time to time. Equity awards granted in connection with and following our IPO were, and future equity awards will be, made under the Omnibus Equity Plan. Under the Omnibus Equity Plan, the Committee has granted and intends to continue to grant stock option and restricted stock unit (“RSU”) awards to eligible employees, and performance share units (“PSUs”) to our senior managers, including our NEOs. The Committee’s use of performance based, long-term equity awards is intended to encourage superior performance and align executives’ interests with those of stockholders, and it also takes into consideration competitive market data as well as the incentive for long-term growth and value creation in the Company’s overall pay-for-performance program.

Stock Options

The Committee utilizes stock options as a component of executive compensation because they have value only if the Company’s share price increases and, therefore, motivate our executives to drive sustained, long-term stockholder value creation. To a lesser extent, stock options also play a role in executive retention. The Board has adopted a form of option award agreement under the Omnibus Equity Plan that generally provides for awards to vest ratably on each anniversary of the date of grant over the specified multi-year period (typically three years) following the date of grant and to have a strike price equal to the fair market value on the date of grant. It also provides for post-termination exercise periods generally consistent with those that applied to stock options granted under the Stock Incentive Plan; and for awards made after 2020, stock options continue to vest in the event of death, disability or retirement. Upon a termination for “cause,” all options, vested or unvested, are immediately forfeited.

Restricted Stock Units

The Committee uses time-vesting RSUs as a component of executive compensation to align further our executives’ interests with those of stockholders. Because these awards typically vest after a specified period following the date of grant, they also incentivize our executives to remain in our employ. The Board has adopted a form of RSU award agreement under the Omnibus Equity Plan that generally provides for awards granted through 2020 to cliff vest after a specified period (typically three years) following the date of grant, and for awards granted after 2020 to vest ratably on each anniversary of the date of grant over a specified period (typically three years) following the date of grant. All unvested RSUs at the time of termination of employment are forfeited for awards granted through 2020, and for awards granted after 2020, they continue to vest in the event of termination of employment due to death, disability or retirement.

Performance Share Units

Beginning in 2018, the Committee introduced PSUs as a component of executive compensation to ensure our executives’ incentives are tied directly to key drivers of stockholder value growth. PSUs also play a role in executive retention, as an NEO is required to remain employed through the applicable vesting date in order to receive the shares underlying the PSUs. The Board has adopted a form of PSU award agreement under the Omnibus Equity Plan that generally provides for awards to cliff vest after a specified period (typically three years) following the date of grant, subject to the executive’s continued employment through the vesting date. Participants will be eligible to earn a specified range (typically 0-150%) of the PSU target award based on our actual performance with respect to selected metrics for the fiscal years specified in the grant.

For the PSU awards granted in 2020, the number of shares that vest is determined by performance against pre-set, three-year performance targets for Adjusted EBITDA and Adjusted Free Cash Flow, each weighted at 50%. Vesting amounts may be adjusted upward or downward by up to 10% based on the Company’s total shareholder return (“TSR”) over the same period relative to the Russell 3000 Index. As the pre-established performance metrics for the three-year performance period were not met, the PSU awards granted on February 11, 2020 did not vest.

36 / JELD-WEN PROXY STATEMENT 2023

Annual 2022 Long-Term Incentive Equity Awards

Annually, the Committee considers long-term incentive equity awards (“LTIP Awards”) to eligible employees and members of our executive team, including our NEOs. The Committee uses a mix of long-term incentive equity awards, together with other elements of our executive compensation, to optimize the balance of long-term and short-term incentives and to avoid undue emphasis on any specific element of the incentive compensation program. In recent years, the Committee has issued LTIP Awards in the form of a combination of PSUs, RSUs and stock options (each pursuant to the Omnibus Equity Plan) to continue a strong pay-for-performance alignment of the Company’s compensation program with long-term interests of stockholders.

The Committee awards equity based on a target value as a percentage of an executive’s base salary. One year prior to the annual grant, the Committee sets a range of target equity values for our executives, including our NEOs. The Committee sets a target equity value (not a range) for the roles of chief executive officer and chief financial officer. Using its reasoned business judgement, the Committee determines the executive’s final target equity value for the annual grant based on the executive’s scope of responsibility, individual evaluation of performance and potential, median market peer data provided by the Company’s compensation consultant and, in part, the recommendation of our CEO.

In February 2022, the Committee determined that the target equity value (based on the grant date fair value of the total award) for our NEOs should be issued using the following combination of awards: 33% stock options, 33% RSUs and 34% PSUs. For the 2022 PSU awards, the Committee selected Return on Invested Capital (“ROIC”) and TSR relative to the Russell 3000 Index, each weighted at 50%, for the three-year performance period to include fiscal years 2022 through 2024. Accordingly, the Committee approved 2022 LTIP Awards to our NEOs valued as set forth below.

NAME	STOCK OPTIONS(1)	RSUs(2)	PSUs(3)

William J. Christensen (4)	—	—	—

Gary S. Michel (5)	$1,579,043	$2,547,010	$1,626,893

Kevin C. Lilly	$148,495	$698,489	$152,984

John R. Linker (6)	$445,498	$445,477	$458,977

Julie Albrecht (7)	—	—	—

David R. Guernsey(8)	$296,991	$296,977	$305,993

Roya Behnia	$316,796	$316,796	$326,382

Timothy Craven	$263,993	$763,990	$271,993

Daniel J. Castillo (9)	$332,632	$332,628	$342,718

John T. Krause (10)	—	$199,983	—

(1) All stock options have a strike price of $11.96 (the closing price of our common stock on the date of grant), vest ratably on each of the first three anniversaries of the date of grant (February 16, 2022) and expire ten years from the date of grant.

(2) RSUs vest ratably on each of the first three anniversaries of the date of grant (February 16, 2022).

(3) Value of PSUs issued at target. PSUs vest in a range of 0-150% of target on February 16, 2025, which is the third anniversary of the date of grant. The number of shares that vest will be determined by performance against pre-set three-year performance targets on ROIC and TSR relative to the Russell 3000 Index, each weighted 50%.

(4) Mr. Christensen was not employed by the Company in February 2022. In connection with his hire and later promotion in 2022, as disclosed below, he received equity awards.

(5) Mr. Michel, upon mutual agreement with our Board, resigned from the Company on August 3, 2022. Pursuant to his Severance and Release Agreement (defined below), Mr. Michel’s stock options and PSUs granted on February 16, 2022 were forfeited, and the Company paid Mr. Michel $175,000 representing the approximate cash value of the pro-rata share of the RSU grant that would have vested February 16, 2023.

(6) Mr. Linker forfeited all unvested and unpaid plan-based awards in connection with his termination of employment on March 31, 2022.

37 / JELD-WEN PROXY STATEMENT 2023

(7) Ms. Albrecht was not employed by the Company in February 2022. In connection with her hire in 2022, as disclosed below, she received equity awards.

(8) Mr. Guernsey forfeited his 2022 equity grant in connection with his termination of employment on September 16, 2022.

(9) Mr. Castillo forfeited all unvested and unpaid plan-based awards in connection with his termination of employment on May 24, 2022.

(10) Mr. Krause received only RSUs in February 2022 in line with his position at time of grant.

Other 2022 Long-Term Incentive Equity Awards

In connection with New hires and promotions, the Committee approved certain 2022 LTIP Awards to our NEOs. On April 1, 2022, the Committee awarded to Mr. Christensen an RSU grant with a grant date value of $1,999,982 in connection with his hire as Executive Vice President and President, Europe. The award is scheduled to vest ratably on each of the first three anniversaries of the date of grant. On June 1, 2022, the Committee awarded to Mr. Krause an RSU grant with a grant date value of $499,980 in connection with his promotion to Senior Vice President and General Manager, North America. The award is scheduled to vest ratably on each of the first three anniversaries of the date of grant. On July 18, 2022, the Committee awarded to Ms. Albrecht an RSU grant with a grant date value of $2,499,989 in connection with her hire as Executive Vice President and Chief Financial Officer. The award is scheduled to vest ratably on each of the first three anniversaries of the date of grant. On December 15, 2022, the Committee awarded to Mr. Christensen an RSU grant with a grant date value of $425,003 and a stock option grant with a grant date value of $425,003 in connection with his promotion to Chief Executive Officer. The RSU award is scheduled to vest ratably on each of the first three anniversaries of the date of grant, and the stock option award is scheduled to vest ratably on each of the first three anniversaries of the date of grant with an expiration on the tenth anniversary of the date of grant. In lieu of any equity awards to be made in February 2023, the Committee awarded to Mr. Christensen on December 15, 2022 the following: (i) RSUs with a grant date value of $849,996, which will vest ratably on each of the first three anniversaries of the date of grant; (ii) stock options with a grant date value of $849,995, which will vest ratably on each of the first three anniversaries of the date of grant with an expiration on the tenth anniversary of date of grant; and (iii) PSUs with a grant date value of $1,700,000 at target, which will be issued in February 2023 and scheduled to vest in a range of 0-150% of target on the third anniversary of the date of grant subject to pre-determined performance targets set by the Committee.

Employee Benefits

Our NEOs generally participate in the same retirement program as other management employees assigned at their primary work location. NEOs based in the United States participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”), under which the Company will match contributions up to 4% of the lesser of base salary and the annual statutory maximum dollar amount.

Our NEOs are also entitled to vacation and holiday pay in accordance with the terms of their respective employment agreements and otherwise on the same terms as other employees at their primary work location. In addition, our NEOs are eligible to participate in our medical, dental and other insurance programs in accordance with the terms and provisions of those programs in effect from time to time, and on substantially the same terms as those generally offered to other employees.

Perquisites

Mr. Michel and his immediate family members were entitled to personal use of the Company aircraft during 2022, with a cap on annual usage of $75,000. The Company no longer leases a corporate aircraft. Other NEOs received allowances for moving and relocation, car, and costs associated with serving as an international assignee, including cost of living and foreign tax payments and settlements, as disclosed in the “Summary Compensation Table.”

Section 3 – Other Compensation Information

Compensation Risk Assessment

The Compensation Committee meets at least quarterly to consider management’s assessment of employee and compensation risks, to monitor incentive and equity-based compensation plans and, at least annually, to review the Company’s compensation programs to confirm they are appropriately aligned with the Company’s strategic objectives and do not incentivize unnecessary or excessive risk-taking. Based on that review, the Committee has determined that no practices or policies are likely to lead to excessive risk-taking or have a material adverse effect on the Company.

38 / JELD-WEN PROXY STATEMENT 2023

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis. Based on its review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Bruce M. Taten, Chair

Catherine A. Halligan

Tracey I. Joubert

Cynthia G. Marshall

39 / JELD-WEN PROXY STATEMENT 2023

Section 4 – 2022 Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to each NEO for services performed during the years ended December 31, 2020, 2021 and 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	OPTION AWARDS(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5)	ALL OTHER COMPENSATION(6)	TOTAL

William J. Christensen Current Chief Executive Officer	2022	$424,253	—	$3,274,981	$1,274,998	—	$34,828	$5,009,060
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

Gary S. Michel (Former) President & Chief Executive Officer	2022	$676,923	—	$4,173,903	$1,579,043	—	$3,387,185	$9,817,054
	2021	$1,082,692	—	$4,293,108	$2,114,524	—	$24,593	$7,514,917
	2020	$923,077	—	$4,355,489	$1,426,553	$1,650,000	$24,393	$8,379,512

Kevin C. Lilly EVP, Global Transformation and (Former) Interim Chief Executive Officer	2022	$613,462	$490,000	$851,473	$148,495	—	$12,200	$2,115,630
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

Julie Albrecht Current EVP & Chief Financial Officer	2022	$309,615	$880,000	$2,499,989	—	—	$74,544	$3,764,148
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

John R. Linker (Former) EVP & Chief Financial Officer	2022	$161,423	—	$904,454	$445,498	—	$6,457	$1,517,832
	2021	$582,692	—	$773,050	$380,759	—	$11,600	$1,748,101
	2020	$463,462	—	$772,796	$253,118	$630,000	$11,400	$2,130,775

David R. Guernsey (Former) Interim Chief Financial Officer and EVP and President, Europe	2022	$544,615	$220,000	$602,969	$296,991	—	$1,589,060	$3,253,636
	2021	$486,154	—	$740,914	$291,052	—	$129,306	$1,647,426
	2020	—	—	—	—	—	—	—

Roya Behnia EVP, Chief Legal Officer & Corporate Affairs	2022	$716,106	$680,000	$643,179	$316,796	—	$12,200	$2,368,281
	2021	$600,000	$400,000	$643,164	$316,796	—	$11,600	$1,971,560
	2020	$300,000	$400,000	$1,999,990	—	$720,000	$11,400	$3,431,390

Timothy Craven EVP, Human Resources	2022	$531,731	$215,000	$1,035,983	$263,993	—	$12,200	$2,058,907
	2021	$465,481	—	$518,720	$255,494	—	$11,600	$1,251,295
	2020	$396,769	—	$610,603	$200,000	$396,900	$11,400	$1,615,672

Daniel J. Castillo (Former) EVP & President, North America	2022	$234,846	—	$675,346	$332,632	—	$56,125	$1,298,949
	2021	$560,000	$250,000	$696,955	$343,288	—	$11,600	$1,861,843
	2020	$498,462	—	$1,587,793	$150,000	$520,800	$11,400	$2,768,454

40 / JELD-WEN PROXY STATEMENT 2023

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	OPTION AWARDS(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(5)	ALL OTHER COMPENSATION(6)	TOTAL

John T. Krause SVP & General Manager, North America	2022	$403,314	$90,000	$699,973	—	—	$12,200	$1,205,486
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—

(1) The amounts in the salary column represent the U.S. dollar value of salary paid to each NEO with respect to each year during which the individual was an NEO. In 2020, our NEOs elected to reduce their base salaries by 25% for the second quarter of the year in light of COVID-19 and the uncertainty around its potential impact on the Company. Ms. Behnia joined the Company after this decision was made and, therefore, did not have her salary adjusted.

(2) As discussed above, the Company’s financial results did not meet the threshold level of the MIP performance goals in 2022 and the Committee determined that no bonus payouts to our NEOs would be made under the 2022 MIP, except for Mr. Lilly who was contractually guaranteed a minimum annual bonus for 2022 of $250,000 and Ms. Albrecht who was contractually guaranteed a minimum annual bonus of $280,000. Pursuant to her employment agreement, Ms. Albrecht received a sign-on bonus of $600,000. Pursuant to the terms of her employment agreement, Ms. Behnia received a special bonus of $1,000,000 payable in three installments of $400,000 in 2020, $400,000 in 2021 and $200,000 in 2022. Ms. Behnia received the first installment in June 2020, the second installment in January 2021 and the final installment in January 2022. In March 2022, given the value of the Company’s executive leadership team to the Company’s long-term success and growth and the highly competitive market for executive talent, Mr. Lilly, Mr. Guernsey, Ms. Behnia, Mr. Craven and Mr. Castillo were granted by the Compensation Committee retention bonuses of $240,000, $220,000, $480,000, $215,000 and $320,000 (for Mr. Castillo, this amount was returned after his resignation), respectively.

(3) Reflects the grant date fair value of RSUs and PSUs at target payout, calculated in accordance with FASB ASC Topic 718. For 2022, the calculation is described in Note 17—Stock Compensation in our audited financial statements for the year ended December 31, 2022, in our Annual Report on Form 10-K into which this Proxy Statement is incorporated by reference. The value of each PSU award granted in 2022 on the grant date at maximum payout (i.e., 150% of target) is as follows: Mr. Michel ($2,440,339), Mr. Lilly ($229,476), Mr. Guernsey ($458,989), Mr. Linker ($688,465), Ms. Behnia ($489,574), Mr. Craven ($407,990), and Mr. Castillo ($514,078). See “Grants of Plan-Based Awards” table below.

(4) Reflects the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. For 2022, the calculation is described in Note 17—Stock Compensation in our audited financial statements for the year ended December 31, 2022, in our Annual Report on Form 10-K into which this Proxy Statement is incorporated by reference.

(5) The amounts reported in this column represent amounts paid pursuant to the Company’s MIP for the applicable year.

(6) For 2022, the amounts in this column represent all other compensation not reported in any other column of the “Summary Compensation Table,” as reported in detail in the table below.

NAME	401(k) MATCH/ PENSION(a)	SEVERANCE PAYMENTS(b)	OTHER PERQUISITES(c)	TAX GROSS- UPS(d)	TOTAL

William J. Christensen	$31,815	—	$3,013	—	$34,828

Gary S. Michel	$12,200	$3,367,132	$7,853	—	$3,387,185

Kevin C. Lilly	$12,200	—	—	—	$12,200

Julie Albrecht	—	—	$50,620	$23,924	$74,544

John R. Linker	$6,457	—	—	—	$6,457

David R. Guernsey	$12,200	$977,697	$492,876	$106,287	$1,589,060

Roya Behnia	$12,200	—	—	—	$12,200

Timothy Craven	$12,200	—	—	—	$12,200

Daniel J. Castillo	$12,200	—	$26,754	$17,172	$56,125

John T. Krause	$12,200	—	—	—	$12,200

(a) Amounts listed are employer matching contributions for 2022 to the 401(k) Plan (and UK Pension Plan for Mr. Christensen).

41 / JELD-WEN PROXY STATEMENT 2023

(b) For Mr. Michel, includes $2,400,411 cash severance payment in accordance with Mr. Michel’s Severance and Release Agreement (defined below), $749,321 (valuation of RSUs from February 11, 2020 grant), cash payment of $175,000 for unvested 2022 RSU grant, lump sum payment of $42,000 for the value of eighteen months of health care coverage, and outplacement services. For Mr. Guernsey, includes $880,000 cash severance payment in accordance with Mr. Guernsey’s Departure and Release Agreement (defined below), $73,525 (valuation of RSUs from February 11, 2020 grant), reimbursement of health care coverage for twelve months, and outplacement services, but does not include the amount for reimbursement of certain tax filing costs because the amount has yet to be determined.

(c) For Mr. Christensen, includes his car allowance. For Mr. Michel, includes the incremental variable operating cost to the Company associated with Mr. Michel’s personal use of the Company aircraft. For Ms. Albrecht, includes her moving and relocation allowance. For Mr. Guernsey, includes his cost-of-living allowance, moving allowance, foreign tax payments, and tax settlements as an international assignee. For Mr. Castillo, includes his moving allowance.

(d) The tax gross-up amounts are related to the “Other Perquisites” described in this table.

SEVERANCE AGREEMENTS

On August 3, 2022, Mr. Michel, upon mutual agreement with the Board of Directors, resigned as Chairman, President and Chief Executive Officer of the Company. Pursuant to his resignation, the Company and Mr. Michel agreed to a Severance and Release Agreement (“Severance and Release Agreement”), dated August 4, 2022. As part of the Severance and Release Agreement, Mr. Michel received the following severance payments and benefits consistent with a qualifying termination under his employment agreement: (1) lump sum payment of $90,411, representing one month’s pay in lieu of a notice period; (2) severance pay of $2,310,000, representing one year’s base pay and target annual bonus, distributed in twelve monthly installments; (3) extension to three years from August 3, 2022 to exercise any vested and exercisable stock options; (4) vesting on February 11, 2023 of RSUs and PSUs granted on February 11, 2020 (PSUs did not vest due to not meeting pre-set performance criteria); (5) lump sum payment of $175,000 representing the approximate cash value of a pro-rata share of RSUs granted on February 16, 2022; (6) lump sum payment for the value of eighteen months of health care coverage through COBRA; and (7) outplacement services at a value of $10,000. Except as stated above, all other unvested equity awards were forfeited. In return, Mr. Michel agreed to a unilateral irrevocable general release of claims in favor of the Company. See the Pay Versus Performance Disclosure section for details on the compensation actually paid to Mr. Michel in 2022.

On September 16, 2022, Mr. Guernsey, upon mutual agreement with the Board of Directors, departed his role as Executive Vice President and President, Europe of the Company. Pursuant to his departure, the Company and Mr. Guernsey agreed to a Departure and Release Agreement (“Departure and Release Agreement”), dated August 16, 2022. As part of the Departure and Release Agreement, Mr. Guernsey received the following severance payments and benefits consistent with a qualifying termination under his employment agreement: (1) severance pay of $880,000, representing one year’s base pay and target annual bonus, distributed in twenty-six bi-weekly installments; (2) vesting on February 11, 2023 of RSUs and PSUs granted on February 11, 2020 (PSUs did not vest due to not meeting pre-set performance criteria); (3) reimbursement for health coverage through COBRA for up to twelve months; (4) outplacement services at a value of $10,000; and (5) reimbursement of costs associated in filing U.S. income tax returns for 2022 to the extent costs related to U.K. assignment, which costs have yet to be determined. In return, Mr. Guernsey agreed to a unilateral irrevocable general release of claims in favor of the Company and agreed to be available to the Company on a consultation basis for one year after his departure.

42 / JELD-WEN PROXY STATEMENT 2023

Grants of Plan-Based Awards

The following table summarizes the awards granted to each of our NEOs during the year ended December 31, 2022.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (PER SHARE)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
NAME	AWARD TYPE(1)	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

William J. Christensen	MIP		$666,000	$1,110,000	$2,220,000

	RSU	04/01/22									99,009	$1,999,982

	NSO	12/15/22							224,077	$5.69		$1,274,998

	RSU	12/15/22							128,918		128,918	$1,274,999

Gary S. Michel	MIP		$726,000	$1,210,000	$2,420,000

	NSO	02/16/22							132,027	$11.96		$1,579,043

	PSU	02/16/22				33,711	67,422	101,133				$1,626,893

	RSU	02/16/22									105,379	$2,547,010

Kevin C. Lilly	MIP		$334,938	$558,229	$1,116,458

	NSO	02/16/22							12,416	$11.96		$148,495

	PSU	02/16/22				3,170	6,340	9,510				$152,984

	RSU	02/16/22									28,899	$698,489

Julie Albrecht	MIP		$336,000	$560,000	$1,120,000

	RSU	07/18/22									157,728	$2,499,989

John R. Linker	MIP		$302,400	$504,000	$1,008,000

	NSO	02/16/22							37,249	$11.96		$445,498

	PSU	02/16/22				9,511	19,021	28,532				$458,977

	RSU	02/16/22									18,4391	$445,477

David R. Guernsey	MIP		$198,000	$330,000	$660,000

	NSO	02/16/22							24,832	$11.96		$296,991

	PSU	02/16/22				6,341	12,681	19,022				$305,993

	RSU	02/16/22									12,287	$296,977

Roya Behnia	MIP		$300,000	$500,000	$1,000,000

	NSO	02/16/22							26,488	$11.96		$316,796

	PSU	02/16/22				6,763	13,526	20,289				$326,382

	RSU	02/16/22									13,107	$316,796

Timothy Craven	MIP		$180,000	$300,000	$600,000

	NSO	02/16/22							22,073	$11.96		$263,993

	PSU	02/16/22				5,636	11,272	16,908				$271,993

	RSU	02/16/22									31,609	$763,990

Daniel J. Castillo	MIP		$261,000	$435,000	$870,000

	NSO	02/16/22							27,812	$11.96		$332,632

	PSU	02/16/22				7,102	14,203	21,305				$342,718

	RSU	02/16/22									13,762	$332,628

43 / JELD-WEN PROXY STATEMENT 2023

			ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS	EXERCISE OR BASE PRICE OF OPTION AWARDS (PER SHARE)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
NAME	AWARD TYPE(1)	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM

John T. Krause	MIP		$171,000	$285,000	$570,000

	RSU	02/16/22									8,274	$199,983

	RSU	06/01/22									26,343	$499,990

(1) Awards labeled as “MIP” are granted pursuant to the Company’s MIP. All other awards listed in this column are granted pursuant to the Omnibus Equity Plan.

(2) Reflects potential payouts under the 2022 MIP. As reported above in the “Summary Compensation Table,” no payout was made to our NEOs under the 2022 MIP. For Mr. Lilly, it reflects the pro-rated amounts based on time served in various roles during 2022.

(3) These columns represent the threshold, target and maximum potential payouts pursuant to the PSUs granted in 2022, which are scheduled to vest, upon the certification of the achievement of the predetermined performance metrics, on the third anniversary of the date of grant.

(4) Represents RSUs granted to each NEO, all of which are scheduled to vest ratably on each of the first three anniversaries of the date of grant, except the RSU award granted to Mr. Guernsey for 5,170 shares, which would have vested in full on the third anniversary of the date of grant. Mr. Guernsey’s employment with the Company terminated on September 16, 2022 and his RSU grant was forfeited.

(5) The amounts reflect the grant date fair values for stock options, RSUs and PSUs computed in accordance with FASB ASC Topic 718. Values for PSUs reflect the fair value of the shares on the date of grant based on the probable outcome of performance conditions (consistent with FASB ASC Topic 718).

44 / JELD-WEN PROXY STATEMENT 2023

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of our NEOs as of December 31, 2022.

		OPTION AWARDS				STOCK AWARDS		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

William J. Christensen	04/01/22					99,009	$955,457

	12/15/22					128,918	$1,244,059

	12/15/22	0	224,077	$9.89	12/15/32

Gary S. Michel	06/18/18	172,650	0	$28.94	06/18/28	—	—	—	—

	02/25/19	106,467	0	$20.96	02/25/29	—	—	—	—

	02/11/20	99,632	0	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—	—	—	58,132	$560,974	—	—

	02/11/20	—	—	—	—	—	—	57,430	$554,200

	02/23/21	48,491	0	$29.01	02/23/31	—	—	—	—

Kevin C. Lilly	02/25/19	4,501	0	$20.96	02/25/29	—	—	—	—

	02/11/20	5,237	2,699	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—	—	—	3,056	$29,490	—	—

	02/11/20	—	—	—	—	—	—	3,019	$29,133

	02/23/21	3,379	6,861	$29.01	02/23/31	—	—	—	—

	02/23/21	—	—	—	—	3,403	$32,839	—	—

	02/23/21	—	—	—	—	5,687	$54,880	—	—

	02/23/21	—	—	—	—	—	—	2,739	$26,427

	02/16/22	0	12,416	$24.17	02/16/32	—	—	—	—

	02/16/22	—	—	—	—	28,899	$278,875	—	—

	02/16/22	—	—	—	—	—	—	3,170	$30,591

Julie Albrecht	07/18/22	—	—	—	—	157,728	$1,522,075	—	—

David R. Guernsey	02/11/20	—	—	—	—	5,704	$55,044	—	—

	02/11/20	—	—	—	—	—	—	5,636	$54,387

Roya Behnia	06/29/20	—	—	—	—	88,383	$852,896	—	—

	02/23/21	7,264	14,751	$29.01	02/23/31	—	—	—	—

	02/23/21	—		—	—	7,317	$70,609	—	—

	02/23/21	—	—	—	—	—	—	5,887	$56,810

	02/16/22	0	26,488	$24.17	02/16/32	—	—	—	—

	02/16/22	—	—	—	—	13,107	$126,483	—	—

	02/16/22	—	—	—	—	—	—	6,763	$65,263

45 / JELD-WEN PROXY STATEMENT 2023

		OPTION AWARDS				STOCK AWARDS		STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Timothy Craven	09/28/15	8,719	0	$19.89	09/28/25	—	—	—	—

	09/28/15	34,914	0	$15.90	09/28/25	—	—	—	—

	09/28/15	2,035	0	$23.67	09/28/25	—	—	—	—

	09/28/15	8,173	0	$19.58	09/28/25	—	—	—	—

	02/01/16	13,635	0	$17.16	02/01/26	—	—	—	—

	02/01/16	3,190	0	$20.36	02/01/26	—	—	—	—

	02/02/17	20,530	0	$27.59	02/02/27	—	—	—	—

	02/26/18	9,281	0	$33.34	02/26/28	—	—	—	—

	02/25/19	16,566	0	$20.96	02/25/29	—	—	—	—

	02/11/20	13,968	7,196	$24.54	02/11/30	—	—	—	—

	02/11/20	—	—	—	—	8,149	$78,638	—	—

	02/11/20	—	—	—	—	—	—	8,052	$77,697

	02/23/20	5,859	11,896	$29.01	02/23/31	—	—	—	—

	02/23/21	—	—	—	—	5,901	$56,945	—	—

	02/23/21	—	—	—	—	—	—	4,748	$45,818

	02/16/22	0	22,073	$24.17	02/16/32	—	—	—	—

	02/16/22	—	—	—	—	31,609	$305,027	—	—

	02/16/22	—	—	—	—	—	—	5,636	$54,387

John T. Krause	02/11/20	—	—	—	—	2,903	$28,014	—	—

	02/23/21	—	—	—	—	3,573	$34,479	—	—

	02/16/22	—	—	—	—	8,274	$79,844	—	—

	06/01/22	—	—	—	—	26,343	$254,210	—	—

(1) The amounts in this column represent the total number of RSUs not vested as of December 31, 2022. All RSUs granted on February 11, 2020 vested in full on February 11, 2023.

The RSUs granted to Mr. Christensen on April 1, 2022 vest ratably on April 1, 2023, April 1, 2024, and April 1, 2025. The RSUs granted to Mr. Christensen on December 15, 2022 vest ratably on December 15, 2023, December 15, 2024, and December 15, 2025.

The RSU award granted to Ms. Albrecht on July 18, 2022 vests ratably on July 18, 2023, July 18, 2024, and July 18, 2025.

The RSUs granted on February 23, 2021 to Messrs. Lilly (only the 3,403 RSU award), Craven, and Krause and Ms. Behnia are scheduled to vest ratably on February 23, 2022, February 23, 2023 and February 23, 2024. The additional 5,687 RSU award granted to Mr. Lilly on February 23, 2021 vests in full on February 23, 2024. The RSUs granted to Messrs. Lilly, Craven, and Krause and Ms. Behnia on February 16, 2022 vest ratably on February 16, 2023, February 16, 2024, and February 16, 2025.

Of the RSUs granted to Ms. Behnia on June 29, 2020, 30% vested on the second anniversary of the date of grant (June 29, 2022), and 70% will vest on the third anniversary of the date of grant (June 29, 2023).

Of the RSUs granted to Mr. Krause on June 1, 2022, 50% will vest on the second anniversary date of the date of grant (June 1, 2024) and 50% will vest on the third anniversary of the date of grant (June 1, 2025).

(2) Based on the per share closing market price of our common stock on December 30, 2022 of $9.65.

(3) The amounts in this column represent the number of PSUs, which were not vested as of December 31, 2022, for the performance periods 2019 through 2021 (for awards granted in 2019), 2020 through 2022 (for awards granted in 2020) and 2021 through 2023 (for awards granted in 2021), based on the achievement of threshold performance.

46 / JELD-WEN PROXY STATEMENT 2023

Option Exercises and Stock Vested

The following table lists the stock awards vested for each of the NEOs during the year ended December 31, 2022. Our NEOs did not exercise any options during the year ended December 31, 2022.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	MARKET VALUE OF SHARES THAT HAVE VESTED($)(2)

William J. Christensen	—	—

Gary S. Michel	139,193	$3,181,668

Kevin C. Lilly	9,301	$213,754

Julie Albrecht	—	—

John R. Linker	38,411	$881,895

David R. Guernsey	21,269	$355,683

Roya Behnia	41,482	$626,187

Timothy Craven	20,822	$477,118

Daniel J. Castillo	74,887	$1,715,883

John T. Krause	16,281	$323,070

(1) Upon the vesting of certain RSUs and PSUs, (i) 51,801 shares were withheld to cover applicable taxes and 87,392 shares were issued to Mr. Michel; (ii) 3,354 shares were sold to cover applicable taxes and fees and 5,947 shares were issued to Mr. Lilly; (iii) 11,539 shares were withheld to cover applicable taxes and 26,872 shares were issued to Mr. Linker; (iv) 8,760 shares were withheld to cover applicable taxes and 12,509 shares were issued to Mr. Guernsey; (v) 13,222 shares were withheld to cover applicable taxes and 28,260 shares were issued to Ms. Behnia; (vi) 6,437 shares were withheld to cover applicable taxes and 14,385 shares were issued to Mr. Craven; (vii) 26,255 shares were withheld to cover applicable taxes and 48,632 shares were issued to Mr. Castillo; and (viii) 5,386 shares were sold to cover applicable taxes and fees and 10,895 shares were issued to Mr. Krause.

(2) Represents the aggregate value of RSUs and PSUs issued to (i) Mr. Michel on February 23, 2022 and February 25, 2022 at a market value of $21.46 and $23.15 per share, respectively; (ii) Mr. Lilly on February 18, 2022, February 23, 2022 and February 25, 2022 at a market value of $23.61, $21.46, and $23.15 per share, respectively, (iii) Mr. Linker on February 23, 2022 and February 25, 2022 at a market value of $21.46 and $23.15 per share, respectively; (iv) Mr. Guernsey on February 23, 2022 and July 18, 2022 at a market value of $21.46 and $15.85 per share, respectively; (v) Ms. Behnia on February 23, 2022 and June 29, 2022 at a market value of $21.46 and $14.49 per share, respectively; (vi) Mr. Craven on February 23, 2022 and February 25, 2022 at a market value of $21.46 and $23.15 per share, respectively; (vii) Mr. Castillo on February 1, 2022, February 23, 2022, February 25, 2022 and March 23, 2022 at a market value of $23.77, $21.46, $23.15 and $22.63 per share, respectively; and (viii) Mr. Krause on February 23, 2022, February 25, 2022 and August 13, 2022 at a market value of $21.46, $23.15 and $14.03 per share, respectively.

Employment Agreements

The Company entered into employment agreements (the “NEO Employment Agreements”) with each of our NEOs. The NEO Employment Agreements generally provide for indefinite employment terms that are terminable by either party as provided therein and specify a minimum salary, target incentive compensation, as well as other benefits and perquisites. They also contain restrictive covenants that, among other things, limit the executive’s ability to engage in competitive activity with the Company, or to solicit customers or employees of the Company, within a specified period following the individual’s termination of employment. The NEO Employment Agreements also provide for certain payments and benefits following certain termination events, as described in greater detail below under the heading “Potential Payments upon Termination or Change in Control.”

47 / JELD-WEN PROXY STATEMENT 2023

Deferred Compensation for 2022

The following table provides information regarding contributions, earnings and balances for our NEOs under our Deferred Compensation Plan (as defined below).

NAME	EXECUTIVE CONTRIBUTIONS IN 2022($)(1)	AGGREGATE EARNINGS IN 2022($) (2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN 2022($)	AGGREGATE BALANCE AS OF 12/31/22($)

William J. Christensen	—	—		—

Gary S. Michel	—	—	—	—

Kevin C. Lilly	—	—	—	—

Julie Albrecht	—	—	—	—

John R. Linker	—	—	—	—

David R. Guernsey	$152,308	($4,780)	—	$147,528

Roya Behnia	$95,914	($1,245)	—	$94,669

Timothy Craven	$36,539	($436)	—	$36,103

Daniel J. Castillo	—	—	—	—

John T. Krause	—	—	—	—

(1) Executive contributions are reflected in the Salary column of the “Summary Compensation Table” as described above.

(2) Aggregate earnings are not reflected in the “Summary Compensation Table” because none were “above market.”

DEFERRED COMPENSATION PLAN

The JELD-WEN Deferred Compensation Plan (the “Deferred Compensation Plan”), effective April 1, 2022 and amended January 1, 2023, is an unfunded non-qualified deferred compensation plan that permits eligible executives and directors to defer a portion of their compensation to a future time. Eligible employees may elect to defer up to 80% of their base salary and up to 100% of their bonus, MIP, RSUs and PSUs. Eligible directors may defer up to 100% of their director fees or RSUs under the Deferred Compensation Plan. A participant’s contributions to the Deferred Compensation Plan are fully vested (other than equity deferrals which remain subject to the vesting terms of the applicable equity award). Amounts deferred under the Deferred Compensation Plan are invested in investment funds selected by the participant. Participants are entitled to receive benefits in their accounts upon separation of service or upon a specified date, with cash deferrals payable as a single lump sum or in up to ten annual installments, and equity deferrals payable as a single lump sum only. Although the Company is permitted to make contributions to a participant’s account, the Company has not elected to do so.

Potential Payments upon Termination or Change in Control

Each of our NEOs is entitled to certain payments and benefits following a termination of employment in certain circumstances. These potential benefits are summarized below and reflect obligations pursuant to the NEO Employment Agreements in effect on December 31, 2022.

TERMINATION FOR CAUSE OR VOLUNTARY RESIGNATION WITHOUT GOOD REASON

Upon a termination by the Company for cause (as defined in the relevant agreement or as determined in accordance with the applicable equity plan) or due to a voluntary resignation without good reason (as defined in the relevant agreement), no severance benefits are payable to the NEO. The NEO would forfeit the right to receive an annual bonus under the MIP in the year of termination but would be paid for any bonus earned in the prior fiscal year if such bonus had not yet been paid prior to the date of termination.

48 / JELD-WEN PROXY STATEMENT 2023

Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, and vested stock options remain exercisable for the 90-day period following termination (other than following a termination for cause, in which case vested stock options are forfeited upon employment termination).

TERMINATION DUE TO DEATH OR DISABILITY OR RETIREMENT

Upon a termination due to death or disability, the NEO will receive salary through the date of death or disability, as well as a bonus for the year in which the termination occurs, based on the Company’s actual performance, and prorated for the number of calendar months during which the executive was employed prior to termination. Stock options, RSUs and PSUs are treated in accordance with the award agreements pursuant to which they were granted, which typically provide that all unvested stock options, RSUs and PSUs are immediately forfeited, except for such grants made after 2020, which continue to vest in the event of death, disability or retirement. Stock options that are vested on the date of death, disability or retirement (which, generally, for grants through 2020 is reaching age 65, and for grants after 2020 is reaching age 55 and having at least ten years of service with the Company) remain exercisable until the earlier to occur of (x) the expiration of the twelve-month period following the final vesting date and (y) the stock option expiration date.

TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

Not in Connection with a Change in Control

Under the terms of the NEO Employment Agreements, in the event that the NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason (as such terms are defined in the NEO Employment Agreement), subject to the NEO’s execution and effectiveness of a general release of claims in our favor, the NEO will be entitled to receive: (i) an amount equal to the sum of (x) the NEO’s then-current base salary and (y) the NEO’s target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (ii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iii) treatment of equity awards held by the NEO pursuant to the terms of the applicable award agreement; (iv) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (v) outplacement services not to exceed a total value of $10,000. In addition, each NEO will be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination noncompetition covenant).

For stock options granted on and prior to February 2, 2017, award agreements typically provided that upon termination without cause or resignation for good reason, the number of stock options scheduled to vest on the next vesting date following termination will accelerate and vest on the date of termination. For stock options granted after that date, award agreements typically provide that any stock options not yet vested on the date of termination are forfeited. Award agreements typically provide that vested options may be exercised during a period of 90 days following the date of termination without cause or resignation for good reason.

For all currently outstanding RSUs and for all PSUs, the award agreements typically provide that any RSUs and PSUs not yet vested on the date of termination are forfeited.

In Connection with a Change in Control

Under the terms of the NEO Employment Agreements for Messrs. Christensen, Craven, Lilly, Linker and Michel and Mses. Albrecht and Behnia, in the event of termination of employment without cause or resignation for good reason, in either case occurring on or after a “change in control” (as defined in the applicable NEO Employment Agreement), each of these NEOs will be entitled to receive: (i) an amount equal to two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event or the three full fiscal years prior to the year of termination, if greater (the “CIC Severance”); (ii) a prorated annual cash incentive bonus based on the NEO’s annual bonus target amount for that fiscal year, prorated for the number of calendar months during which the executive was employed prior to termination (rounded up to the next whole month) (the “CIC Prorated Bonus”); (iii) accelerated vesting of all time-based equity awards held by the NEO; (iv) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (v) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination, payment of 24 months of COBRA premiums following termination; and (vi) outplacement services not to exceed a total value of $10,000. The CIC Severance will be paid (A) if the termination occurs within two years of the change in control, in a single lump sum within ten days following termination, and (B) if the termination occurs more than two years following a change in control, in twelve equal monthly installments

49 / JELD-WEN PROXY STATEMENT 2023

following termination. The CIC Prorated Bonus will be payable (A) if the termination occurs within two years of the change in control, as soon as practicable following termination, and (B) if the termination occurs more than two years following a change in control, at the time annual bonuses are generally paid to other executives. In addition, each would be bound by two-year post-termination non-competition and non-solicitation covenants (with the exception of Mr. Michel, who has a one-year post-termination non-competition covenant).

Under the terms of the NEO Employment Agreements for Messrs. Castillo, Guernsey and Krause, in the event that the NEO’s employment is terminated by the Company without cause or the NEO resigns for good reason, in either case occurring on or after a change in control (as defined in the NEO Employment Agreement), the NEO will be entitled to receive: (i) continued base salary for one year; (ii) target annual cash incentive bonus for the year of termination, payable in twelve equal monthly installments following termination; (iii) a prorated annual cash incentive bonus based on actual Company performance for the entire fiscal year in which such termination occurs, prorated for the number of calendar months during which the NEO was employed prior to termination (rounded up to the next whole month), and paid at the time bonuses are generally paid to other executives; (iv) accelerated vesting of all time-based equity awards; (v) full acceleration of vesting of PSUs at target amounts prorated through the date of termination (rounded up to the next full year); (vi) if the NEO is participating in the Company’s group health plan immediately prior to the date of termination and elects to continue coverage, reimbursement of 12 months of COBRA premiums following termination; and (vii) outplacement services not to exceed a total value of $10,000. Messrs. Castillo, Guernsey and Krause would be bound by two-year post-termination non-competition and non-solicitation covenants.

Estimated Potential Termination Payments and Benefits

The following table provides the estimated value of the payments and benefits that our NEOs would have been provided under the employment agreements, letter agreements, and other management agreements and policies described above that were in effect as of December 31, 2022 in connection with certain termination scenarios, assuming in each case that such termination had occurred on December 31, 2022 (and, if applicable, assuming that a change in control had occurred during 2022). The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such event.

NAME(1)	WITHOUT CAUSE OR GOOD REASON (NOT IN CONNECTION WITH A CHANGE IN CONTROL)(2)	DEATH OR DISABILITY(3)	TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL(4)

William J. Christensen	$2,107,635	$0	$6,843,001

Gary S. Michel	$3,367,132	$0	$0

Kevin C. Lilly	$1,059,284	$0	$2,276,694

Julie Albrecht	$1,288,756	$0	$3,938,774

John R. Linker(5)	$0	$0	$0

David R. Guernsey	$977,697	$0	$0

Roya Behnia	$1,141,243	$0	$3,053,455

Timothy Craven	$831,101	$0	$2,284,762

Daniel J. Castillo(6)	$0	$0	$0

John T. Krause	$791,529	$0	$1,163,384

50 / JELD-WEN PROXY STATEMENT 2023

(1) None of the NEOs will receive any special benefits in the event of voluntary separation without good reason or termination for cause. Under standard plan provisions, the NEOs will continue to be eligible for benefits under the Company’s medical and dental plans until the last day of the month in which termination occurs. The NEO would also receive pro-rata payment for bonus earned in the fiscal year prior to termination if that bonus has not been paid prior to the termination date. Any bonus earned in the year of termination is forfeited.

(2) Except as disclosed below, amounts in this column represent the cash and benefits to be paid to the NEO in the event of termination by the Company without cause or resignation with good reason (each as defined in the NEO’s Employment Agreement). Except as disclosed below, for all NEOs, the severance benefits represent (i) one year of base salary, (ii) one year’s target bonus, (iii) COBRA reimbursement for 12 months and (iv) accelerated vesting of one additional tranche of all unvested, pre-IPO and IPO grant stock options. Each of these executives also is entitled to a prorated portion of their 2022 bonus (which for 2022 was $0 as disclosed above) and outplacement services not to exceed $10,000. For Mr. Michel, includes $2,400,411 cash severance payment in accordance with Mr. Michel’s Severance and Release Agreement (defined below), $749,321 (valuation of RSUs from February 11, 2020 grant), cash payment of $175,000 for unvested 2022 RSU grant, lump sum payment of $42,400 for the value of eighteen months of health care coverage, and outplacement services. For Mr. Guernsey, includes $880,000 cash severance payment in accordance with Mr. Guernsey’s Departure and Release Agreement (defined below), $73,525 (valuation of RSUs from February 11, 2020 grant), reimbursement of health care coverage for twelve months, and outplacement services, but does not include the amount for reimbursement of certain tax filing costs because the amount has yet to be determined.

(3) Amounts in this column represent the bonus for the year of termination that each NEO would have received in the event of termination by death or disability.

(4) Amounts in this column represent the cash and benefits to be paid to the NEOs in the event of termination after a Change In Control (as defined in the NEO’s Employment Agreement). These amounts represent for Messrs. Christensen, Lilly and Craven and Mses. Albrecht and Behnia (i) two times the sum of (x) the NEO’s then-current base salary and (y) the NEO’s average cash incentive bonus for the three full fiscal years prior to the change in control event (assumed paid at target for each year for purposes of this calculation); (ii) a prorated annual cash incentive bonus paid at target; (iii) accelerated vesting of (a) all time-based equity awards and (b) all PSUs at target amounts prorated through the date of termination; (iv) estimated payment for 24 months of COBRA premiums; and (v) outplacement services not to exceed a total value of $10,000. For Mr. Krause, the amount includes (i) his continued base salary for one year; (ii) target annual cash incentive bonus for the year; (iii) a prorated annual cash incentive bonus based at target; (iv) accelerated vesting of all time-based equity awards; (v) all PSUs at target amounts prorated through the date of termination; (vi) estimated payment for 12 months of COBRA premiums; and (vii) outplacement services not to exceed a total value of $10,000.

(5) Mr. Linker resigned from the Company on March 31, 2022 and did not receive any severance in connection with his termination.

(6) Mr. Castillo resigned from the Company on May 24, 2022 and did not receive any severance in connection with his termination.

51 / JELD-WEN PROXY STATEMENT 2023

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of the Company. For further information concerning our variable pay-for-performance
compensation program and how the Company aligns executive compensation with performance, refer to the CD&A.
PAY VERSUS
PERFORMANCE
TABLE

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR FIRST CEO ($) (1)	COMPENSATION ACTUALLY PAID TO FIRST CEO ($) (2)	SUMMARY COMPENSATION TABLE TOTAL FOR SECOND CEO ($) (1)	COMPENSATION ACTUALLY PAID TO SECOND CEO ($) (2)	SUMMARY COMPENSATION TABLE TOTAL FOR THIRD CEO ($) (1)	COMPENSATION ACTUALLY PAID TO THIRD CEO ($) (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOS ($) (3)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOS ($) (3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ in Millions)	ADJUSTED EBITDA (5) ($ in Millions)
									TSR($)	PEER GROUP TSR($) (4)

2022	$5,009,060	$3,946,571	$9,817,054	($2,462,392)	$2,115,630	$1,029,818	$2,209,605	($18,863)	$41.22	$144.32	$45.70	$422

2021	—	—	$7,514,917	$5,015,829	—	—	$1,807,233	$1,597,083	$112.60	$188.32	$168.82	$465

2020	—	—	$8,379,512	$8,200,281	—	—	$2,486,573	$3,367,679	$108.33	$128.34	$91.59	$446

(1) The dollar amounts reported in these columns are the amounts of total compensation reported for Mr. Christensen (First CEO), who was appointed as our CEO in December 2022; Mr. Michel (Second CEO), who served as our CEO in 2020, 2021 and 2022 until August 2022; and Mr. Lilly (Third CEO), who served as our interim CEO from August 2022 until December 2022, as such amounts are shown in the “Total” column of the Summary Compensation Table for each respective fiscal year. Refer to the CD&A for more information.
(2) The dollar amounts reported in these columns represent the amount of “compensation actually paid” to each of the CEOs (and, in the corresponding column, for the other NEOs (excluding the CEOs)), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to each of the CEOs (or, in the corresponding column, the other NEOs (excluding the CEOs)) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
and as described in the table below, the following equity award adjustments (addition or subtraction from Summary Compensation Table total, as applicable) were made to each of the CEO’s and each of the other NEO’s (excluding the CEOs) total compensation for each year to determine the compensation actually paid. The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns, as applicable, in the Summary Compensation Table for the applicable fiscal year. To calculate “compensation actually paid” for our CEOs and average of our other NEOs, the following applied: (i) measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes; (ii) restricted stock units are valued based on the closing stock price on the relevant measurement date; (iii) PSUs granted in 2020 are valued with an assumed a payout factor consisting of equally weighed performance targets of Adjusted EBITDA and free cash flow, and PSUs granted in 2021 and 2022 are valued with an assumed payout factor consisting of equally weighted performance targets of return on invested capital and TSR, consistent with the assumptions for ASC 718 purposes; and (iv) stock options are valued using a Black-Scholes option pricing model at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.

52 / JELD-WEN PROXY STATEMENT 2023

YEAR	EXECUTIVE(S)	REPORTED SUMMARY COMPENSATION TABLE TOTAL ($)	REPORTED VALUE OF STOCK AWARDS ($)	REPORTED VALUE OF OPTION AWARDS ($)	YEAR-END FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	YEAR-OVER- YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	CHANGE IN FAIR VALUE AT VESTING DATE VERSUS PRIOR YEAR-END ($)	FAIR VALUE AT PRIOR YEAR-END OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS ($)	COMPENSATION ACTUALLY PAID ($)

2022	First CEO	$5,009,060	($3,274,981)	($1,274,998)	$3,487,490	—	—	—	$3,946,571
	Second CEO	$9,817,054	($4,173,903)	($1,579,043)	—	($2,427,012)	$1,078,890	($5,178,378)	($2,462,392)
	Third CEO	$2,115,630	($851,473)	($148,495)	$378,526	($493,717)	$29,347	—	$1,029,818
	Other NEOs	$2,209,605	($1,008,842)	($236,559)	$382,486	($454,987)	($10,158)	($900,409)	($18,863)

2021	First CEO	—	—	—	—	—	—	—	—
	Second CEO	$7,514,917	($4,293,108)	($2,114,524)	$5,778,298	($2,101,196)	$231,441	—	$5,015,829
	Third CEO	—	—	—	—	—	—	—	—
	Other NEOs	$1,807,233	($713,520)	($332,974)	$943,968	($170,466)	$62,842	—	$1,597,083

2020	First CEO	—	—	—	—	—	—	—	—
	Second CEO	$8,379,512	($4,355,489)	($1,426,553)	$5,988,648	$75,340	($461,177)	—	$8,200,281
	Third CEO	—	—	—	—	—	—	—	—
	Other NEOs	$2,486,573	($1,242,795)	($150,780)	$2,233,246	$55,183	($13,748)	—	$3,367,679

(3) The names of each of the other NEOs (excluding the CEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (i) Messrs. Linker, Craven and Castillo and Ms. Behnia in 2020; (ii) Messrs. Linker, Guernsey, Craven and Castillo and Ms. Behnia in 2021; and (iii) Messrs. Linker, Guernsey, Craven, Castillo and Krause and Mses. Albrecht and Behnia in 2022, as shown in the Summary Compensation Table for each respective fiscal year.
(4) For each respective fiscal year, represents the cumulative TSR of the Standard & Poor’s 1500 Building Products Index.
(5) See Appendix A for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.
RELATIONSHIP BETWEEN PAY AND PERFORMANCE
As described in more detail in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes multiple performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. Below are graphs showing the relationship of “compensation actually paid” to our CEOs and the average of our other NEOs in 2020, 2021 and 2022 to (i) our TSR and our peer group TSR, (ii) net income and (iii) Adjusted EBITDA. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

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2022 COMPANY FINANCIAL PERFORMANCE MEASURES

We believe in a holistic evaluation of our NEOs and use a mix of performance measures in our annual and long-term incentive programs designed to align executive compensation with the Company’s performance and the interests of our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are listed in the table to the right. Additional information on these measures and how they feature in our compensation plans can be found in our CD&A.
Most Important Performance Measures
Adjusted EBITDA Operating Cash Flow Relative TSR

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CEO Pay Ratio Disclosure

As required under the Dodd-Frank Act, we disclose annually the ratio of our median employee’s annual total compensation to the annual total compensation of our CEO. Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified our “median employee” in 2021 using a multistep process. First, we compiled our active, global employee population. As permitted under the de minimis exception, we excluded from the population employees in the following seven jurisdictions: Indonesia (610), Mexico (192), Malaysia (229), St. Kitts (35), Russia (5), Taiwan (61) and Poland (24). Excluding those employees, as of October 1, 2021, the Company had 21,983 full-time and part-time employees in 18 countries worldwide, including 10,757 employees in the United States and 11,226 employees outside the United States. This total excludes independent contractors and other individuals classified as non-employees in their respective jurisdictions based on our employment and payroll tax records.

To identify the median employee from our identified employee population, we next compiled for each employee “total cash compensation” consisting of (i) base pay (salary or gross wages for hourly employees), annualized for any permanent employees hired during the year and for all employees through the end of the year; (ii) bonuses and cash incentives paid; and (iii) cash commissions and similar payments. Compensation amounts were determined from our payroll systems in each jurisdiction. Payments not made in US dollars were converted to US dollars at the prevailing exchange rates on October 1, 2021. Our median employee was determined as the individual who earned total cash compensation at the midpoint of our global employee population. The SEC CEO pay ratio rules allow a company to use the same median employee for comparison purposes for up to three years unless there has been a significant change in the company’s employee population or compensation arrangements. As those factors have not significantly changed in 2022, the Company used the same median employee for 2022.

CALCULATING THE 2022 CEO PAY RATIO

To determine the CEO to median employee pay ratio, we calculated 2022 total compensation for our median employee consistent with the methodology used to calculate 2022 total compensation of our CEO in the “Summary Compensation Table” and divided it into the CEO’s total compensation. For this calculation, we used the sum of compensation paid to our three CEOs while they served in that role during 2022. Based on this calculation, for 2022, our CEO received total annual compensation of $9,591,135 and our median employee received total annual compensation of $55,132, resulting in a CEO pay ratio of approximately 174:1. The 2022 CEO total annual compensation includes a one-time equity award of stock options and RSUs to Mr. Christensen on December 15, 2022 with an aggregate grant date fair value of $2,549,99, which includes a partial annual LTIP Award that typically would have been granted in February 2023. Excluding the one-time equity award to Mr. Christensen, the 2022 CEO pay ratio would have been approximately 128:1. The SEC rules for identifying the median of our employees and calculating the pay ratio allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices. For that reason, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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P R O P O S A L  2 :

ADVISORY VOTE TO APPROVE COMPENSATION OF NEOs

The Board is requesting your advisory vote on our “say-on-pay” resolution. The affirmative vote of a majority of the votes cast is required to approve this proposal on a non-binding, advisory basis.

The Board is committed to excellence in corporate governance and recognizes the interest our stockholders have in our executive compensation program. As part of that commitment, and in accordance with the Exchange Act, our stockholders are being asked to approve a nonbinding, advisory resolution on the compensation of our NEOs, as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis, beginning on page 28 of this Proxy Statement, we believe that our executive compensation program effectively aligns the interests of our executive officers with those of our stockholders by tying a significant portion of their compensation to JELD-WEN’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to JELD-WEN’s long-term success.

We are asking our stockholders to vote FOR, on an advisory basis, the following “say on pay” resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future compensation decisions for the NEOs. Our next advisory vote on our “say-on-pay” resolution will take place at the annual meeting of stockholders held in 2024.

Statement in Support

Through our ongoing stockholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. In addition, at our annual meeting of stockholders held in 2022, 97.27% of the votes cast on our say-on-pay proposal approved the compensation we paid to our executive officers. As a result of this stockholder support of our pay-for-performance compensation structure, among other considerations, the Committee decided not to implement any significant changes to our compensation programs in fiscal 2022, but to continue to focus our compensation program to incorporate performance elements directly linked to achievement of our long-term strategic goals.

Key features of our fiscal 2022 executive compensation program were:

•   34% of the annual long-term target equity opportunity for our NEOs was delivered in the form of a performance-based stock award with payouts based on achievement against pre-established strategic performance metrics.

•   Metrics for our performance-based stock awards were designed to align with our key strategic initiatives that drive long-term stockholder value.

•   Our performance-based stock awards included a relative total stockholder return multiplier, to incentivize significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term stockholders.

Pay-for-Performance
100% Annual cash incentive tied to achievement of preset financial targets 34% Long-term target equity awards were performance-based stock awards tied to strategic metrics

Our Board unanimously recommends that you vote “FOR” proposal 2 to approve, on an advisory basis, the compensation paid to our named executive officers.

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AUDIT COMMITTEE MATTERS

Independent Auditor’s Fees and Services

The following is a description of the professional services performed and the fees billed or to be billed by PwC for the fiscal years ended December 31, 2022 and December 31, 2021.

(DOLLARS IN MILLIONS)	FISCAL YEAR ENDED DECEMBER 31, 2022	FISCAL YEAR ENDED DECEMBER 31, 2021

Audit Fees (1)	$8.3	$8.5

Audit-Related Fees (2)	—	$0.4

Tax Fees (3)	$0.3	$0.1

All Other Fees	—	—

Total	$8.6	$9.0

(1) Audit fees consist of fees and expenses billed or to be billed by PwC associated with the annual audit of our consolidated financial statements, the review of our periodic reports, accounting consultations and audits of statutory filings for certain foreign subsidiaries.

(2) Fees for audit-related services include system pre-implementation procedures.

(3) Tax fees are fees and expenses billed or to be billed by PwC for domestic and international tax compliance and tax advice.

Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditor

The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (the “Pre-Approval Policy”) outlining the scope of services that PwC may provide to the Company. The Pre-Approval Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Pre-Approval Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit Committee meetings, provided that such pre-approvals are presented to the Audit Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Pre-Approval Policy. The services provided by our independent auditor and related fees are discussed with the Audit Committee, and the Pre-Approval Policy is evaluated and updated periodically by the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee operates under a written charter adopted by the Board. The charter is available under the Governance section on the Company’s website at investors.jeld-wen.com.

The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, financial risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal auditors and independent auditor, and the Company’s compliance with legal and regulatory requirements. Subject to ratification by the stockholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

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The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to their conformity with such accounting principles and effectiveness of the Company’s internal control over financial reporting. PwC was the Company’s independent auditor in 2022. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2022, the Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements;
•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2022 and summaries of the significant reports to management by the internal auditors;
•	Reviewed and discussed with management the plans and progress against those plans for remediating any significant deficiencies in internal controls;
•	Reviewed and discussed with management policies with respect to risk assessment and risk management;
•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;
•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;
•	Reviewed and approved the Audit Committee’s charter; and
•	Met regularly with the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the independent auditor and the internal auditors in separate executive sessions.

The Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year ended December 31, 2022 and the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K.

The Audit Committee discussed with PwC matters that independent auditors must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (the “PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees,” as adopted by the PCAOB. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with PwC its independence from the Company and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q were compatible with maintaining its independence. The Audit Committee also reviewed and pre-approved, among other things, the audit, audit-related, tax and other services performed by the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the SEC. The Audit Committee also selected PwC as the Company’s

59 / JELD-WEN PROXY STATEMENT 2023

independent auditor for the year ending December 31, 2023, which it believes is in the best interest of the Company and its stockholders, and is presenting that selection to stockholders for ratification at the meeting.

Members of the Audit Committee of the Board:

Tracey I. Joubert, Chair

Catherine A. Halligan

Suzanne L. Stefany

Steven E. Wynne

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P R O P O S A L  3 :

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR FOR 2023

The Audit Committee has selected PwC as JELD-WEN’s independent auditor for 2023. As a matter of good corporate governance and because the Board considers the selection of the independent auditor to be an important matter of stockholder concern, the Board asks that stockholders ratify the selection of PwC as the Company’s independent auditor. The affirmative vote of a majority of the votes cast is required to approve this proposal.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor retained to audit JELD-WEN’s financial statements and internal controls over financial reporting. The Committee conducts a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence. The Committee considers whether the independent auditor should be rotated and considers the advisability and potential impact of selecting a different independent auditor. In evaluating and selecting the Company’s independent auditor, the Audit Committee considers, among other things, historical and recent performance of the current independent audit firm, an analysis of known significant legal or regulatory proceedings related to the firm, external data on audit quality and performance, including recent PCAOB reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the audit firm.

The Audit Committee selected, and the Board ratified the selection of, PwC to serve as our independent auditor for 2023. PwC has been JELD-WEN’s auditor since 2000.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the lead audit partner under this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management. Due to the rotation requirements, JELD-WEN engaged a new audit partner at PwC in 2023.

The Audit Committee and the Board believe that the continued retention of PwC as our independent auditor is in the best interests of JELD-WEN and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2023. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on JELD-WEN’s independent auditor and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of JELD-WEN and our stockholders.

We expect representatives of PwC to attend the Annual Meeting and be available to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Our Board unanimously recommends that you vote “FOR” the ratification of PwC as the Company’s independent auditor for 2023.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Questions and Answers About the Annual Meeting

Why am I receiving these materials?

You are receiving these materials because, at the close of business on March 6, 2023 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to virtually attend and vote at the Annual Meeting.

Each share of our common stock is entitled to vote at the Annual Meeting. As of the Record Date, we had 85,105,582 shares of common stock outstanding. With respect to all matters submitted for vote at the Annual Meeting, each share of common stock is entitled to one vote.

What is a proxy?

A “proxy” is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

The Board is soliciting proxies for use at the Annual Meeting and has designated Roya Behnia and James Hayes to serve as proxies for the Annual Meeting, or any postponements or adjournments of the meeting. We have retained Innisfree M&A Incorporated for a fee of $15,000, plus reasonable out-of-pocket expenses, to help us solicit proxies from brokers, bank nominees and other institutional owners.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. The Company has elected to mail a Notice of Internet Availability of Proxy Materials, rather than send a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials were sent to stockholders beginning on or about March 16, 2023, and the proxy materials were posted in the Financials section of the Company’s website, investors.jeld-wen.com, and on the website referenced in the Notice of Internet Availability of Proxy Materials on or around the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access, and receive instructions on how to access, the proxy materials over the Internet or request a printed set of the proxy materials, if desired. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote using the Internet. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), you are a stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials or the proxy materials were sent directly to you by Broadridge Financial Solutions, Inc. (“Broadridge”).

Beneficial Owners. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The Notice of Internet Availability of Proxy Materials or proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.

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How can I access the proxy materials for the Annual Meeting?

Stockholders may access the proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement (including a form of proxy card) and 2022 Annual Report on the Internet at www.proxyvote.com. You can also request a paper copy of the proxy materials be mailed to you free of charge via the Internet (at www.proxyvote.com), by telephone (toll-free at 800-579-1639) or by sending an email to sendmaterial@proxyvote.com and referencing the 16-digit number on the Notice of Internet Availability of Proxy Materials that you received. Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will help preserve environmental resources.

Stockholders of Record. You may elect to receive future proxy materials electronically at www.proxyvote.com.

Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

What matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The below table sets forth each of the matters you are being asked to vote on, the standard for determining the outcome of the vote, how you may vote on each proposal and how the Board recommends that you vote on each proposal. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our Bylaws.

MATTER TO BE VOTED UPON	HOW MAY I VOTE?	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

1.  The election of nine director nominees identified in this Proxy Statement as described in Proposal One.

   Each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes “FOR” are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.

	You may (i) vote FOR the election of all director nominees named herein; (ii) WITHHOLD authority to vote for all such director nominees; or (iii) vote FOR the election of some director nominees and WITHHOLD authority to vote for specific director nominees by so indicating in the space provided on the proxy. If you WITHHOLD your vote, your shares will not be considered to have been voted and will have no effect on the vote on this matter.	The Board recommends that you vote FOR all nine director nominees.

2.  The approval, on a nonbinding, advisory basis, of the compensation of our named executive officers.

   The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this advisory proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the advisory vote on the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the Company’s executive compensation.

3.  The ratification of PwC as the Company’s independent auditor for 2023.

   The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this proposal, meaning that only votes cast “FOR” or “AGAINST” the proposal will be counted in determining the outcome.

	You may vote FOR or AGAINST the ratification of PwC, or you may indicate that you wish to ABSTAIN from voting on the matter. An abstention will have no effect on the vote on this matter.	The Board recommends that you vote FOR the ratification of PwC as the Company’s independent auditor for 2023.

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Other matters that may properly come before the Annual Meeting may require more than a majority vote under the laws of Delaware or other applicable laws.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote, in advance of the Annual Meeting, on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/JELD2023.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online in advance of the Annual Meeting will not affect your right to virtually attend the Annual Meeting and vote online at the Annual Meeting.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions that your bank or broker sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a bank or broker. As a beneficial owner, if you wish to change the directions that you have provided your bank or broker, you should follow the instructions that your bank or broker sent to you.

As a beneficial owner, you are also invited to virtually attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you obtain in advance a signed legal proxy from your bank or broker giving you the right to vote the shares and follow the instructions at www.virtualshareholdermeeting.com/JELD2023

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

Stockholders of Record. If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them in accordance with the recommendations of the Board, as follows:

•	FOR the election of the nine director nominees;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	FOR the ratification of PwC as our independent auditor for 2023.

Beneficial Owners. If you sign your voting card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes, abstentions and withheld votes?

Under the rules of the NYSE, if you are a beneficial owner of shares held in street name, your bank or broker has discretion to vote only on certain “routine” matters without your voting instructions. The only “routine” proposal you are being asked to vote on at the Annual Meeting is the ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2023 (Proposal Three). Your bank or broker will not be permitted to vote your shares on any of the other proposals at the Annual Meeting unless you provide proper voting instructions. Accordingly, stockholders are urged to give their bank or broker instructions on voting their shares on all matters.

Our Bylaws require that elections of directors (Proposal One) be determined by a plurality of the votes cast. Abstentions,

withheld votes and broker non-votes have no effect on the proposal for the election of directors. Any non-employee director nominee who does not receive the affirmative vote of the majority of votes cast must promptly tender their resignation from the Board.

The affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve the compensation of the Company’s named executive officers on an advisory basis (Proposal Two) and the ratification of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2023 (Proposal Three). Abstentions and broker non-votes will have no effect on the outcome of Proposals Two and Three.

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How do I vote Plan Shares?

If you are a participant in the JELD-WEN Employee Stock Ownership and Retirement Plan (“ESOP”) and/or JELD-WEN KSOP (“KSOP”; together with the ESOP, each a “Plan”), you will receive a voting card that will permit you to instruct the administrator of the Plan how to vote the shares of common stock credited to your account(s) and held in a Plan on March 6, 2023.

The administrator, as custodian of the Plan’s assets and stockholder of record, will vote these shares in accordance with your instructions to the Plan administrator or, on any matter for which you do not provide timely voting instructions, in accordance with the recommendation of the Board.

What can I do if I change my mind after I vote?

Stockholders of Record. If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	Written notice of revocation to JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary;
•	Timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	Virtually attending the Annual Meeting and voting electronically by ballot online by following the instructions at www.virtualshareholdermeeting.com/JELD2023.

Beneficial Owners. If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your bank or broker. You may also vote online at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote if I am a beneficial owner?” above. All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

How can I virtually attend the Annual Meeting?

You are entitled to virtually attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid legal proxy for the Annual Meeting as described in the answer to the previous question, by logging in at www.virtualshareholdermeeting.com/JELD2023. To log in, you will need the 16-digit control number provided on your proxy card or voting instruction form. Attendees will be required to comply with meeting guidelines and procedures available at www.virtualshareholdermeeting.com/JELD2023.

What votes need to be present to hold the Annual Meeting?

Under our Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum.

Abstentions, withheld votes and broker non-votes are counted as “present” for determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting.

Who will count the votes?

American Election Services, LLC (“AES”) will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC after the Annual Meeting. If on the date of this Form 8-K filing the inspector of election for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amendment on Form 8-K/A filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2022 Annual Report and proxy card), as applicable, and any additional information furnished to stockholders. Broadridge will assist us

65 / JELD-WEN PROXY STATEMENT 2023

in distribution of the proxy materials and AES will provide voting and tabulation services for the Annual Meeting.

We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2022 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders at the address or telephone number below.

If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials, as applicable, we will send copies to you if you contact us at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary or by telephone at (877) 592-7575. If you and other residents at your address received multiple copies of the Notice of Internet Availability of Proxy Materials and desire to receive only a single copy of these materials, you may contact your bank or broker or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2024 Annual Meeting of Stockholders?

Stockholder Proposals to be Considered for Inclusion in the Company’s 2024 Proxy Materials. To be considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders, stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by or before close of business on Friday, November 17, 2023 and be submitted in accordance with Rule 14a-8 and the Company’s Bylaws. These stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2023 Annual Meeting of Stockholders.

Other Stockholder Proposals for Presentation at the 2024 Annual Meeting of Stockholders. A stockholder proposal that is not submitted for inclusion in our 2024 proxy materials but is instead intended to be presented at the 2024 Annual Meeting of Stockholders, or that intends to submit a candidate for nomination as director at the 2024 Annual Meeting of Stockholders, must comply with the “advance notice” deadlines in our Bylaws. As such, notice of such business or nominations must be delivered to the Company not later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, prior to the one-year anniversary of March 16, 2023, the date on which the 2023 Proxy Materials were first mailed, as set forth more fully in our Bylaws, and must comply with the other requirements set forth in our Bylaws. Such notices must be in writing and received within the “advance notice” deadlines described above at our principal executive office: JELD-WEN Holding, Inc., 2645 Silver Crescent Drive, Charlotte, North Carolina 28273, Attention: Corporate Secretary.

Whom should I call if I have any questions?

If you have any questions about your ownership of Company voting stock, please contact our transfer agent at:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, New York 11219

Internet: www.astfinancial.com

Telephone: (866) 668-6551

Email: info@astfinancial.com

(reference JELD-WEN Holding, Inc. in the subject line)

If you have any questions about voting or the Annual Meeting, please contact the Company’s Shareholder Services team at:

JELD-WEN Holding, Inc. Shareholder Services

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

Toll Free: (877) 592-7575

Fax: (704) 246-5009

Email: ShareholderServices@jeldwen.com

66 / JELD-WEN PROXY STATEMENT 2023

Incorporation by Reference

The Audit Committee Report and the Compensation Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

We file or furnish our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is investors.jeld-wen.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to JELD-WEN Holding, Inc. Attention: Corporate Secretary, at 2645 Silver Crescent Drive, Charlotte, North Carolina 28273. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

List of Company Stockholders

A list of our stockholders as of March 6, 2023, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting.

To access the list of stockholders during the Annual Meeting, please visit www.virtualshareholdermeeting.com/JELD2023 and enter the control number provided on your proxy card or voting instruction form.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named on the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

67 / JELD-WEN PROXY STATEMENT 2023

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliations of net income to Adjusted EBITDA are as follows:

	YEAR ENDED
(AMOUNTS IN THOUSANDS)	2022	2021	2020

Net income	$45,727	$168,822	$ 91,586

Income tax expense	33,310	35,540	25,089

Depreciation and amortization	131,754	137,247	134,623

Interest expense, net	82,060	77,566	74,800

Goodwill impairment	54,885	—	—

Restructuring and asset related charges, net	18,233	2,950	10,469

Net (gain) loss on sale of property and equipment	(8,057)	2,049	(4,153)

Share-based compensation expense	16,168	20,209	16,399

Non-cash foreign exchange transaction/translation loss (income)	14,548	(13,769)	12,904

Other items (1)	33,528	34,465	84,697

Adjusted EBITDA	$422,156	$465,079	$446,414

(1) Other non-recurring items not core to ongoing business activity include: (i) in the year ended December 31, 2022 (1) $20,001 in facility closure, consolidation, and other related costs and adjustments, (2) $10,842 in net legal and professional expenses and settlements, primarily relating to litigation, M&A evaluations, and strategic transformation initiatives, including $(10,500) of income resulting from a legal settlement, (3) $3,318 relating primarily to exit costs for executives, and (4) ($1,975) relating to a credit received for overpayments of utility expenses; (ii) in the year ended December 31, 2021 (1) $19,795 in legal and professional expenses relating primarily to litigation, (2) $4,232 in compensation and non-income taxes associated with exercises of legacy equity awards, (3) $3,753 in expenses related to environmental matters, (4) $3,617 in facility closure, consolidation, startup, and other related costs, (5) $1,342 in costs relating to debt refinancing and debt restructuring, and (6) $1,267 in expenses related to fire damage and downtime at one of our facilities; (iii) in the year ended December 31, 2020 (1) $67,130 in legal and professional expenses, relating primarily to litigation, (2) $7,467 in expenses related to environmental matters, (3) $6,987 facility closure, consolidation, startup and other related costs, (4) $1,235 in one-time lease termination charges, and (5) $1,142 of realized losses on hedges of intercompany notes.

A-1 / JELD-WEN PROXY STATEMENT 2023

JELD-WEN
FENÊTRES & PORTES
FRANCE

We're proud to be a leading global provider of windows, doors, wall systems, and building products. You'll find our innovative solutions under the JELD-WEN name and in the product collections of our global family of industry-leading brands.

01/23

JELD-WEN HOLDING, INC. 2645 SILVER CRESCENT DRIVE CHARLOTTE, NC 28273, USA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JELD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2023 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99175-P87559                     KEEP THIS PORTION FOR YOUR RECORDS

— — — —— — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JELD-WEN HOLDING, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect nine Directors:		☐	☐	☐
Nominees:
	01) William J. Christensen	06) Suzanne L. Stefany
	02) Catherine A. Halligan	07) Bruce M. Taten
	03) Tracey I. Joubert	08) Roderick C. Wendt
	04) Cynthia G. Marshall	09) Steven E. Wynne
05) David G. Nord

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. To approve, by non-binding advisory vote, the compensation of our named executive officers.	☐	☐	☐

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D99176-P87559

JELD-WEN HOLDING, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF

JELD-WEN HOLDING, INC.

The undersigned hereby appoints Roya Behnia and James Hayes as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of JELD-WEN HOLDING, INC. (the “Company”) Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 3, 2023 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)